                                                                     EXHIBIT 4.1

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

                                     Issuer

                                       and

                            WILMINGTON TRUST COMPANY

                                     Trustee

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                             Securities Intermediary

                                    INDENTURE

                          Dated as of December 16, 2005

                                   ----------

                            Securing Transition Bonds

                               Issuable in Series

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.......................    2
   SECTION 1.01.  DEFINITIONS..............................................    2
   SECTION 1.02.  INCORPORATION BY REFERENCE OF THE TRUST INDENTURE ACT....    2
   SECTION 1.03.  RULES OF CONSTRUCTION....................................    2

ARTICLE II THE TRANSITION BONDS............................................    3
   SECTION 2.01.  FORM.....................................................    3
   SECTION 2.02.  EXECUTION, AUTHENTICATION AND DELIVERY...................    3
   SECTION 2.03.  DENOMINATIONS; TRANSITION BONDS ISSUABLE IN SERIES.......    4
   SECTION 2.04.  TEMPORARY TRANSITION BONDS...............................    5
   SECTION 2.05.  REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE......    6
   SECTION 2.06.  MUTILATED, DESTROYED, LOST OR STOLEN TRANSITION BONDS....    7
   SECTION 2.07.  PERSONS DEEMED OWNER.....................................    8
   SECTION 2.08.  PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST;
                     INTEREST ON OVERDUE PRINCIPAL AND PREMIUM, IF ANY;
                     PRINCIPAL, PREMIUM AND INTEREST RIGHTS PRESERVED......    8
   SECTION 2.09.  CANCELLATION.............................................    9
   SECTION 2.10.  AMOUNT; AUTHENTICATION AND DELIVERY OF TRANSITION BONDS..   10
   SECTION 2.11.  BOOK-ENTRY TRANSITION BONDS..............................   14
   SECTION 2.12.  NOTICES TO CLEARING AGENCY...............................   15
   SECTION 2.13.  DEFINITIVE TRANSITION BONDS..............................   15

ARTICLE III COVENANTS......................................................   16
   SECTION 3.01.  PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST......   16
   SECTION 3.02.  MAINTENANCE OF OFFICE OR AGENCY..........................   16
   SECTION 3.03.  MONEY FOR PAYMENTS TO BE HELD IN TRUST...................   16
   SECTION 3.04.  EXISTENCE................................................   18
   SECTION 3.05.  PROTECTION OF TRUST ESTATE...............................   18
   SECTION 3.06.  OPINIONS AS TO TRUST ESTATE..............................   18
   SECTION 3.07.  PERFORMANCE OF OBLIGATIONS; COMMISSION FILINGS...........   19
   SECTION 3.08.  NEGATIVE COVENANTS.......................................   21
   SECTION 3.09.  ANNUAL STATEMENT AS TO COMPLIANCE........................   22
   SECTION 3.10.  ISSUER MAY CONSOLIDATE, ETC..............................   22
   SECTION 3.11.  SUCCESSOR OR TRANSFEREE..................................   23
   SECTION 3.12.  NO OTHER BUSINESS........................................   23

   SECTION 3.13.  NO BORROWING.............................................   23
   SECTION 3.14.  GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES........   23
   SECTION 3.15.  CAPITAL EXPENDITURES.....................................   24
   SECTION 3.16.  RESTRICTED PAYMENTS......................................   24
   SECTION 3.17.  NOTICE OF EVENTS OF DEFAULT..............................   24
   SECTION 3.18.  PURCHASE OF SUBSEQUENT TRANSITION PROPERTY...............   24
   SECTION 3.19.  INSPECTION...............................................   26
   SECTION 3.20.  SALE AGREEMENT, INTERCREDITOR AGREEMENT, ADMINISTRATION
                     AGREEMENT AND SERVICING AGREEMENT COVENANTS...........   26

   SECTION 3.21.  TAXES....................................................   29

ARTICLE IV SATISFACTION AND DISCHARGE; DEFEASANCE..........................   29
   SECTION 4.01.  SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE......   29
   SECTION 4.02.  CONDITIONS TO DEFEASANCE.................................   31
   SECTION 4.03.  APPLICATION OF TRUST MONEY...............................   32
   SECTION 4.04.  REPAYMENT OF MONEYS HELD BY PAYING AGENT.................   33

ARTICLE V REMEDIES.........................................................   33
   SECTION 5.01.  EVENTS OF DEFAULT........................................   33
   SECTION 5.02.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.......   34
   SECTION 5.03.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT
                     BY TRUSTEE............................................   35
   SECTION 5.04.  REMEDIES; PRIORITIES.....................................   37
   SECTION 5.05.  OPTIONAL PRESERVATION OF THE TRUST ESTATE................   39
   SECTION 5.06.  LIMITATION OF PROCEEDINGS................................   39
   SECTION 5.07.  UNCONDITIONAL RIGHTS OF TRANSITION BONDHOLDERS TO RECEIVE
                     PRINCIPAL, PREMIUM, IF ANY, AND INTEREST..............   40
   SECTION 5.08.  RESTORATION OF RIGHTS AND REMEDIES.......................   40
   SECTION 5.09.  RIGHTS AND REMEDIES CUMULATIVE...........................   40
   SECTION 5.10.  DELAY OR OMISSION NOT A WAIVER...........................   40
   SECTION 5.11.  CONTROL BY TRANSITION BONDHOLDERS........................   40
   SECTION 5.12.  WAIVER OF PAST DEFAULTS..................................   41
   SECTION 5.13.  UNDERTAKING FOR COSTS....................................   41
   SECTION 5.14.  WAIVER OF STAY OR EXTENSION LAWS.........................   42
   SECTION 5.15.  ACTION ON TRANSITION BONDS...............................   42

ARTICLE VI THE TRUSTEE.....................................................   42
   SECTION 6.01.  DUTIES AND LIABILITIES OF TRUSTEE........................   42
   SECTION 6.02.  RIGHTS OF TRUSTEE........................................   44
   SECTION 6.03.  INDIVIDUAL RIGHTS OF TRUSTEE.............................   44
   SECTION 6.04.  TRUSTEE'S DISCLAIMER.....................................   45
   SECTION 6.05.  NOTICE OF DEFAULTS.......................................   45

   SECTION 6.06.  REPORTS BY TRUSTEE TO HOLDERS............................   45
   SECTION 6.07.  COMPENSATION AND INDEMNITY...............................   46
   SECTION 6.08.  REPLACEMENT OF TRUSTEE...................................   47
   SECTION 6.09.  SUCCESSOR TRUSTEE BY MERGER..............................   48
   SECTION 6.10.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE............   48
   SECTION 6.11.  ELIGIBILITY; DISQUALIFICATION............................   50
   SECTION 6.12.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.........   50
   SECTION 6.13.  REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE............   50
   SECTION 6.14.  RIGHTS OF THE AUTHENTICATING AGENT, TRANSITION BOND
                     REGISTRAR, PAYING AGENT, AND SECURITIES INTERMEDIARY..   50

ARTICLE VII TRANSITION BONDHOLDERS' LISTS AND REPORTS......................   52
   SECTION 7.01.  ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
                     TRANSITION BONDHOLDERS................................   52
   SECTION 7.02.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO
                     TRANSITION BONDHOLDERS................................   53
   SECTION 7.03.  REPORTS BY ISSUER........................................   53
   SECTION 7.04.  REPORTS BY TRUSTEE.......................................   54
   SECTION 7.05.  PROVISION OF SERVICER REPORTS............................   54

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES..........................   54
   SECTION 8.01.  COLLECTION OF MONEY......................................   54
   SECTION 8.02.  COLLECTION ACCOUNT.......................................   55
   SECTION 8.03.  RELEASE OF TRUST ESTATE..................................   60
   SECTION 8.04.  ISSUER OPINION OF COUNSEL................................   61
   SECTION 8.05.  REPORTS BY INDEPENDENT ACCOUNTANTS.......................   61
   SECTION 8.06.  REP DEPOSIT ACCOUNT......................................   62

ARTICLE IX SUPPLEMENTAL INDENTURES.........................................   62
   SECTION 9.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF TRANSITION
                     BONDHOLDERS...........................................   62
   SECTION 9.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF TRANSITION
                     BONDHOLDERS...........................................   64
   SECTION 9.03.  EXECUTION OF SUPPLEMENTAL INDENTURES.....................   66
   SECTION 9.04.  EFFECT OF SUPPLEMENTAL INDENTURE.........................   66
   SECTION 9.05.  CONFORMITY WITH TRUST INDENTURE ACT......................   66
   SECTION 9.06.  REFERENCE IN TRANSITION BONDS TO SUPPLEMENTAL
                     INDENTURES............................................   66
   SECTION 9.07.  PUCT CONSENT.............................................   66

ARTICLE X REDEMPTION OF TRANSITION BONDS...................................   67
   SECTION 10.01. MANDATORY REDEMPTION BY ISSUER...........................   67
   SECTION 10.02. FORM OF REDEMPTION NOTICE................................   68

   SECTION 10.03. PAYMENT OF REDEMPTION PRICE..............................   68

ARTICLE XI MISCELLANEOUS...................................................   69
   SECTION 11.01. COMPLIANCE CERTIFICATES AND OPINIONS, ETC................   69
   SECTION 11.02. FORM OF DOCUMENTS DELIVERED TO TRUSTEE...................   69
   SECTION 11.03. ACTS OF TRANSITION BONDHOLDERS...........................   70
   SECTION 11.04. NOTICES, ETC.............................................   70
   SECTION 11.05. NOTICES TO TRANSITION BONDHOLDERS; WAIVER................   71
   SECTION 11.06. ALTERNATE PAYMENT AND NOTICE PROVISIONS..................   72
   SECTION 11.07. NOTICES TO LUXEMBOURG STOCK EXCHANGE.....................   72
   SECTION 11.08. CONFLICT WITH TRUST INDENTURE ACT........................   72
   SECTION 11.09. EFFECT OF HEADINGS AND TABLE OF CONTENTS.................   72
   SECTION 11.10. SUCCESSORS AND ASSIGNS...................................   73
   SECTION 11.11. SEPARABILITY.............................................   73
   SECTION 11.12. BENEFITS OF INDENTURE....................................   73
   SECTION 11.13. LEGAL HOLIDAYS...........................................   73
   SECTION 11.14. GOVERNING LAW............................................   73
   SECTION 11.15. COUNTERPARTS.............................................   73
   SECTION 11.16. ISSUER OBLIGATION........................................   73
   SECTION 11.17. NO PETITION..............................................   73
   SECTION 11.18. INTERCREDITOR AGREEMENT..................................   74

SCHEDULE 1.  FORM OF SEMIANNUAL SERVICER'S CERTIFICATE

SCHEDULE 2a. STATUTORY TRUE-SALE OPINION

SCHEDULE 2b. STATE LAW SECURITY INTEREST OPINION

SCHEDULE 2c. UCC OPINION

APPENDIX A.  MASTER DEFINITIONS

       CERTAIN SECTIONS OF THIS INDENTURE RELATING TO SECTIONS 310 THROUGH
               318, INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939:

               TRUST INDENTURE ACT SECTION                  INDENTURE SECTION(S)
               ---------------------------                  --------------------
Section 310(a)(1)........................................   6.11
Section 310(a)(2)........................................   6.11
Section 310(a)(3)........................................   6.10(b)
Section 310(a)(4)........................................   Not Applicable
Section 310(a)(5)........................................   6.11
Section 310(b)...........................................   6.08, 6.11
Section 311(a)...........................................   6.12
Section 311(b)...........................................   6.12
Section 311(c)...........................................   Not Applicable
Section 312(a)...........................................   7.01, 7.02
Section 312(b)...........................................   7.02
Section 312(c)...........................................   7.02
Section 313(a)...........................................   7.04
Section 313(b)...........................................   7.04
Section 313(c)...........................................   7.04
Section 313(d)...........................................   7.04
Section 314(a)...........................................   3.09, 7.03
Section 314(b)...........................................   3.07
Section 314(b)(1)........................................   Not Addressed
Section 314(b)(2)........................................   3.06
Section 314(c)(1)........................................   11.01
Section 314(c)(2)........................................   11.01

               TRUST INDENTURE ACT SECTION                  INDENTURE SECTION(S)
               ---------------------------                  --------------------
Section 314(c)(3)........................................   11.02
Section 314(d)...........................................   8.03, 8.04, 9.02
Section 314(e)...........................................   11.01
Section 315(a)...........................................   6.01. 6.02
Section 315(b)...........................................   6.05
Section 315(c)...........................................   6.01
Section 315(d)...........................................   6.01
Section 315(e)...........................................   5.13
Section 316(a)...........................................   5.11, 5.12
Section 316(a)(1)(A).....................................   5.11
Section 316(a)(1)(B).....................................   5.12
Section 316(a)(2)........................................   Not Applicable
Section 316(b)...........................................   5.07
Section 316(c)...........................................   Not Addressed
Section 317(a)(1)........................................   5.03
Section 317(a)(2)........................................   5.03
Section 317(b)...........................................   3.03
Section 318(a)...........................................   11.08

NOTE: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE dated as of December 16, 2005, by and among CenterPoint Energy Transition Bond Company II, LLC, a Delaware limited liability company (the "Issuer"), Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee (the "Trustee"), and Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as the Securities Intermediary hereunder, (the "Securities Intermediary").

     The Issuer has duly authorized the execution and delivery of this Indenture to provide for one or more Series of Transition Bonds, issuable as provided in this Indenture. Each Series of Transition Bonds will be issued only under a separate Series Supplement to this Indenture, duly executed and delivered by the Issuer and the Trustee. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, each for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and each intending to be legally bound hereby.

     The Transition Bonds of each Series shall be non-recourse obligations and shall be secured by and payable solely out of the Transition Property and the other Trust Estate securing such Series of Transition Bonds. If and to the extent such Transition Property and the other Trust Estate are insufficient to pay all amounts owing with respect to the Transition Bonds secured thereby, then, except as otherwise expressly provided herein, the Holders shall have no claim in respect of such insufficiency against the Issuer or any other Person, and the Holders, by their acceptance of such Transition Bonds, waive any such claim.

     All things necessary to (a) make the Transition Bonds, when executed and duly issued by the Issuer and authenticated and delivered by the Trustee hereunder, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

     In consideration of the foregoing, the Issuer, the Trustee and the Securities Intermediary agree as follows:

     That under one or more Series Supplements, the Issuer will Grant to the Trustee a Lien on and trust interest in the property described therein (such property with respect to a particular Series being the "Series Trust Estate" and all such property, collectively, the "Trust Estate"). Each Series Trust Estate shall secure the obligations of the Issuer as more particularly described in the applicable Series Supplement.

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Transition Bonds are to be issued, countersigned, registered and delivered and the Trust Estate is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of the Holders, as follows:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. DEFINITIONS. Capitalized terms used but not otherwise defined in this Indenture have the respective meanings set forth in Appendix A hereto unless the context otherwise requires.

     SECTION 1.02. INCORPORATION BY REFERENCE OF THE TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Each of the following TIA terms used in this Indenture has the following meaning:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Transition Bonds.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     SECTION 1.03. RULES OF CONSTRUCTION.

          (i) An accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (ii) "including" means including without limitation;

          (iii) with respect to terms defined in Appendix A hereto, the meanings shall be equally applicable to both the singular and plural forms of such terms and shall refer to either gender as may be appropriate;

          (iv) unless otherwise specified, references herein to Sections or Articles are to Sections or Articles of this Indenture; and

          (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                              THE TRANSITION BONDS

     SECTION 2.01. FORM. The Transition Bonds and the Trustee's certificate of authentication shall be in substantially the forms set forth in the related Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the related Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Managers of the Issuer executing such Transition Bonds, as evidenced by their execution of such Transition Bonds. Any portion of the text of any Transition Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Transition Bond. Each Transition Bond shall be dated the date of its authentication.

     The Transition Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Managers of the Issuer executing such Transition Bonds, as evidenced by their execution of such Transition Bonds.

     Each Transition Bond shall bear upon its face the designation so selected for the Series and Tranche, if any, to which it belongs. The terms of all Transition Bonds of the same Series shall be the same, unless such Series is comprised of one or more Tranches, in which case the terms of all Transition Bonds of the same Tranche shall be the same.

     Each Transition Bond shall state that the Texas Electric Choice Plan provides that the State of Texas pledges "for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of the transition property, or except as permitted . . . [through the Transition Charge Adjustment Process] . . . reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest, and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full."

     SECTION 2.02. EXECUTION, AUTHENTICATION AND DELIVERY. The Transition Bonds shall be executed on behalf of the Issuer by a Manager. The signature of any such Manager on the Transition Bonds may be manual or facsimile.

     Transition Bonds bearing the manual or facsimile signature of individuals who were at any time Managers shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Transition Bonds.

     The Trustee hereby appoints Deutsche Bank Trust Company Americas as authenticating agent to authenticate the Transition Bonds whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. The Trustee shall not be liable for any act or any failure of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture.

     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Transition Bonds executed on behalf of the Issuer to the Trustee pursuant to an Issuer Order for authentication; and the Trustee shall authenticate and deliver such Transition Bonds as in this Indenture provided and not otherwise.

     No Transition Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Transition Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Transition Bond shall be conclusive evidence, and the only evidence, that such Transition Bond has been duly authenticated and delivered hereunder.

     If and for so long as any Series of Transition Bonds is listed on the Luxembourg Stock Exchange and the rules and regulations of such exchange so require, a transfer or other agent appointed pursuant to Section 3.02 shall be authorized on behalf of the Trustee to execute and deliver such certificate of authentication.

     SECTION 2.03. DENOMINATIONS; TRANSITION BONDS ISSUABLE IN SERIES. The Transition Bonds of each Series shall be issuable as registered Transition Bonds in Authorized Denominations.

     The Transition Bonds may, at the election of and as authorized by a Manager and set forth in a Series Supplement, be issued in one or more Series (each of which may be comprised of one or more Tranches), and shall be designated generally as the "Transition Bonds" of the Issuer, with such further particular designations added or incorporated in such title for the Transition Bonds of any particular Series or Tranche as a Manager of the Issuer may determine and as set forth in the Series Supplement therefor.

     Each Series of Transition Bonds shall be created by a Series Supplement authorized by a Manager and establishing the terms and provisions of such Series and, if applicable, any Tranches thereof. The several Series and Tranches thereof may differ as between Series and Tranches, in respect of any of the following matters:

     (a) designation of the Series and, if applicable, the Tranches thereof;

     (b) the aggregate initial principal amount of the Transition Bonds of the Series and, if applicable, each Tranche thereof;

     (c) the Bond Rate of the Series and, if applicable, each Tranche thereof or the formula, if any, used to calculate the applicable Bond Rate or Bond Rates for the Series and each Tranche thereof;

     (d) the Payment Dates for the Series and, if applicable, each Tranche thereof;

     (e) the Expected Final Payment Date of the Series, and, if applicable, each Tranche thereof;

     (f) the Series Final Maturity Date for the Series and, if applicable, the Tranche Final Maturity Date for each Tranche thereof;

     (g) the Series Issuance Date for the Series;

     (h) the Series Trust Estate;

     (i) the place or places for payments with respect to the Series and, if applicable, each Tranche thereof;

     (j) the Authorized Denominations for the Series and, if applicable, each Tranche thereof;

     (k) the provisions, if any, for redemption of the Series by the Issuer and, if applicable, each Tranche thereof;

     (l) whether the Transition Bonds of the Series are to be Book-Entry Transition Bonds and the extent to which Section 2.11 will apply;

     (m) the Expected Amortization Schedule for the Series and, if applicable, each Tranche thereof;

     (n) the Required Capital Amount with respect to the Series;

     (o) the Calculation Dates and Adjustment Dates for the Series;

     (p) the credit enhancement, if any, applicable to the Series and each Tranche thereof and, with respect to Floating Rate Bonds, the terms of the applicable swap agreement and the identity of the swap counterparty; and

     (q) any other terms of the Series or Tranche that are not inconsistent with the provisions of this Indenture and that will not result in any Rating Agency reducing or withdrawing its rating of any Outstanding Series or Tranche of Transition Bonds.

     SECTION 2.04. TEMPORARY TRANSITION BONDS. Pending the preparation of definitive Transition Bonds pursuant to Section 2.13, or by agreement of the purchasers of all Transition Bonds or, in the case of Transition Bonds held in a book-entry only system by a Clearing Agency, a Manager on behalf of the Issuer may execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and deliver temporary Transition Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced of the tenor of the definitive Transition Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as a Manager executing such Transition Bonds may determine, as evidenced by its execution of such Transition Bonds.

     If temporary Transition Bonds are issued, the Issuer will cause definitive Transition Bonds to be prepared without unreasonable delay except where temporary Transition Bonds are held by a Clearing Agency. After the preparation of definitive Transition Bonds, the temporary Transition Bonds shall be exchangeable for definitive Transition Bonds upon surrender of the temporary Transition Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Transition Bonds, a Manager on behalf of the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Series (and, if applicable, Tranche) and initial principal amount of definitive Transition Bonds in Authorized Denominations. Until so exchanged, the temporary Transition Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Transition Bonds.

     SECTION 2.05. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. The Issuer shall cause to be kept a register (the "Transition Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Transition Bond Registrar shall provide for the registration of Transition Bonds and the registration of transfers of Transition Bonds. Deutsche Bank Trust Company Americas shall be Transition Bond Registrar for the purpose of registering Transition Bonds and transfers of Transition Bonds as herein provided. Upon any resignation of any Transition Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Transition Bond Registrar.

     If a Person other than the Trustee is appointed by the Issuer as Transition Bond Registrar, the Issuer shall give the Trustee and any transfer, paying, or listing agent of the Issuer prompt written notice of the appointment of such Transition Bond Registrar and of the location, and any change in the location, of the Transition Bond Register, and the Trustee and any such agent shall have the right to inspect the Transition Bond Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Transition Bond Registrar by a duly authorized officer thereof as to the names and addresses of the Holders of the Transition Bonds and the principal amounts and number of such Transition Bonds.

     Upon surrender for registration of transfer of any Transition Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, a Manager on behalf of the Issuer shall execute, and the Trustee shall authenticate and the Transition Bondholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Transition Bonds in any Authorized Denominations of a like Series (and, if applicable, Tranche) and aggregate outstanding principal amount.

     At the option of the Holder, Transition Bonds may be exchanged for other Transition Bonds of a like Series (and, if applicable, Tranche) and aggregate outstanding principal amount in Authorized Denominations upon surrender of the Transition Bonds to be exchanged at such office or agency. Whenever any Transition Bonds are so surrendered for exchange, a Manager on behalf of the Issuer shall execute, and the Trustee shall authenticate, and the Transition Bondholder shall obtain from the Trustee the Transition Bonds which the Transition Bondholder making the exchange is entitled to receive.

     All Transition Bonds issued upon any registration of transfer or exchange of Transition Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Transition Bonds surrendered upon such registration of transfer or exchange.

     Every Transition Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in the form set forth in the applicable Series Supplement or such other form as is satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution in the form set forth in such Transition Bond.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Transition Bonds (except as may be required by the rules and regulations of the Luxembourg Stock Exchange with respect to any Transition Bonds listed thereon), but, other than in respect of exchanges pursuant to
Section 2.04 or 9.05 not involving any transfer, the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Transition Bonds.

     The preceding provisions of this Section notwithstanding, except to the extent otherwise required by the rules and regulations of the Luxembourg Stock Exchange with respect to any Transition Bonds listed thereon, the Issuer shall not be required to make, and the Transition Bond Registrar need not register, transfers or exchanges of Transition Bonds selected for redemption or transfers or exchanges of any Transition Bond for a period of 15 days preceding the Final Maturity Date with respect to such Transition Bond.

     SECTION 2.06. MUTILATED, DESTROYED, LOST OR STOLEN TRANSITION BONDS. If (i) any mutilated Transition Bond is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Transition Bond, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of written notice to the Issuer, the Transition Bond Registrar or the Trustee that such Transition Bond has been acquired by a bona fide purchaser, a Manager on behalf of the Issuer shall execute, and upon a Manager's written request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Transition Bond, a replacement Transition Bond of like Series (and, if applicable, Tranche), tenor and initial principal amount in Authorized Denominations, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Transition Bond, but not a mutilated Transition Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Transition Bond, the Issuer may pay such destroyed, lost or stolen Transition Bond when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Transition Bond or payment of a destroyed, lost or stolen Transition Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Transition Bond in lieu of which such replacement Transition Bond was issued, or in respect of which such payment was made, presents for payment such original Transition Bond, the Issuer and the Trustee shall be entitled to recover such replacement Transition Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Transition Bond from such Person to whom such replacement Transition Bond was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

     Upon the issuance of any replacement Transition Bond under this Section, the Issuer or the Trustee may require the payment by the Holder of such Transition Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and its counsel) connected therewith.

     Every replacement Transition Bond issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Transition Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Transition Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Transition Bonds duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Transition Bonds.

     SECTION 2.07. PERSONS DEEMED OWNER. Prior to due presentment for registration of transfer of any Transition Bond, the Issuer, the Trustee, the Transition Bond Registrar and any agent of the Issuer, the Transition Bond Registrar or the Trustee may treat the Person in whose name any Transition Bond is registered (as of the day of determination) as the owner of such Transition Bond for the purpose of receiving payments of Principal of and premium, if any, and Interest on such Transition Bond and for all other purposes whatsoever, whether or not such Transition Bond be overdue, and neither the Issuer, the Trustee, the Transition Bond Registrar nor any agent of the Issuer, the Transition Bond Registrar or the Trustee shall be affected by notice to the contrary.

     SECTION 2.08. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST; INTEREST ON OVERDUE PRINCIPAL AND PREMIUM, IF ANY; PRINCIPAL, PREMIUM AND INTEREST RIGHTS PRESERVED.

     (a) The Transition Bonds of each Series shall accrue Interest as provided in the related Series Supplement, at the applicable Bond Rate specified therein, and such Interest shall be payable on each Payment Date as specified therein. Any installment of Interest, principal or premium, if any, payable on any Transition Bond which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Transition Bond (or one or more Predecessor Transition Bonds) is registered on the Record Date for such Payment Date, by check mailed first-class, postage prepaid, to such Person's address as it appears on the Transition Bond Register on such Record Date, or in such other manner as may be provided in the related Series Supplement, except that (i) upon application to the Trustee by any Holder owning Transition Bonds of any Series or Tranche in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained and specified by such Holder and (ii) with respect to Book-Entry Transition Bonds, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable global Transition Bond unless and until such global Transition Bond is exchanged for definitive Transition Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to such Transition Bond on a Payment Date which shall be payable as provided in clause (b) below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

     (b) The principal of each Transition Bond of each Series (and, if applicable, Tranche) shall be payable in installments on each Payment Date specified in the Expected Amortization Schedule included in the form of Transition Bond attached to the Series Supplement for such Transition Bonds, but only to the extent that moneys are available for such payment pursuant to
Section 8.02; provided that installments of principal not paid when scheduled to be paid shall be paid upon receipt of moneys available for such purpose, in the manner set forth in the applicable Expected Amortization Schedule. Failure to pay principal of each Transition Bond of a Series in accordance with such Expected Amortization Schedule because moneys are not available pursuant to
Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture with respect to that Series. Notwithstanding the foregoing, the entire unpaid principal amount of the Transition Bonds of any Series or Tranche shall be due and payable, if not previously paid (i) on the Series Final Maturity Date (or, if applicable, Tranche Final Maturity Date) therefor, (ii) on the date on which the Transition Bonds of all Series have been declared immediately due and payable in accordance with Section 5.02 or (iii) on the Redemption Date, if any, therefor. The Trustee shall notify the Person in whose name a Transition Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and Interest on such Transition Bond will be paid. Such notice shall be mailed no later than five days prior to such Expected Final Payment Date and shall specify that such final installment of principal and premium, if any, will be payable only upon presentation and surrender of such Transition Bond and shall specify the place where such Transition Bond may be presented and surrendered for payment of such installment, which, so long as any Transition Bonds are listed on the Luxembourg Stock Exchange, shall include the office of the paying agent in Luxembourg appointed pursuant to Section 3.02. Notices in connection with redemptions of Transition Bonds shall be mailed to Transition Bondholders as provided in
Section 10.03.

     (c) If the Issuer defaults in a payment of Interest on the Transition Bonds of any Series, the Issuer shall pay defaulted Interest (plus Interest on such defaulted Interest at the applicable Bond Rate to the extent lawful) in any lawful manner. The Issuer may pay such defaulted Interest to the Persons who are Transition Bondholders on a subsequent special record date, which date shall be at least fifteen Business Days prior to the special payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 10 days before any such special record date, the Issuer shall mail to each affected Transition Bondholder a notice that states the special record date, the payment date and the amount of defaulted Interest to be paid.

     SECTION 2.09. CANCELLATION. All Transition Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the

Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Transition Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Transition Bonds so delivered shall be promptly canceled by the Trustee. No Transition Bonds shall be authenticated in lieu of or in exchange for any Transition Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Transition Bonds may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Transition Bonds have not been previously disposed of by the Trustee.

     SECTION 2.10. AMOUNT; AUTHENTICATION AND DELIVERY OF TRANSITION BONDS. The aggregate principal amount of Transition Bonds that may be authenticated and delivered under this Indenture shall not exceed $1,851,000.00.

     Transition Bonds of each Series created and established by a Series Supplement may from time to time be executed by a Manager on behalf of the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request and upon delivery to the Trustee at the Issuer's expense of the following; provided, however, that except with respect to items (1), (4)(a)(i) and (4)(a)(vi) below, compliance with the following conditions and delivery of the following documents shall be required only in connection with the original issuance of a Transition Bond or Bonds of such Series:

     (1) Issuer Action. An Issuer Order authorizing and directing the execution, authentication and delivery of the Transition Bonds by the Trustee or the authenticating agent and specifying the principal amount of Transition Bonds to be authenticated.

     (2) Authorizing Certificate. A certified resolution of the Managers authorizing the execution and delivery of the Series Supplement for the Transition Bonds applied for and the execution, authentication and delivery of such Transition Bonds.

     (3) Series Supplement. A Series Supplement in form satisfactory to the Trustee for the Series of Transition Bonds being issued, which shall set forth the provisions and form of the Transition Bonds of such Series (and, if applicable, each Tranche thereof).

     (4) Certificates of the Issuer and the Seller.

          (a) An Issuer Officer's Certificate dated as of the Series Issuance Date, stating:

               (i) that no Default has occurred and is continuing under this Indenture and that the issuance of the Transition Bonds being issued will not result in any Default;

               (ii) that the Issuer has not assigned any interest or participation in the Series Trust Estate, except for the Grant contained in the applicable Series Supplement; that the Issuer has the power and authority to Grant the Series Trust Estate, and to Grant a security interest in and a Lien upon the Series Trust Estate, to the Trustee, free and clear of any other security interest, Liens, adverse claims and options; and that such security interest is a perfected security interest in all right, title and interest in and to the Series Trust Estate free and clear of any Lien, except the Lien of this Indenture;

               (iii) that the Issuer has appointed an Independent registered public accounting firm contemplated in Section 8.05 and identifying such firm;

               (iv) that attached thereto are duly executed, true and complete copies of the applicable Sale Agreement, Servicing Agreement, Administration Agreement, and Intercreditor Agreement;

               (v) that all filings with the PUCT pursuant to the Texas Electric Choice Plan and the Financing Order and all filings required under the Texas Electric Choice Plan and all UCC financing statements with respect to the Series Trust Estate for that Series of Transition Bonds that are required to be filed by the terms of the Financing Order, the Texas Electric Choice Plan, the applicable Sale Agreement, the applicable Servicing Agreement or this Indenture have been filed as required; and

               (vi) that all conditions precedent provided in the Basic Documents relating to the authentication and delivery of the Transition Bonds have been complied with.

          (b) An Officer's Certificate from the Seller, dated as of the Series Issuance Date, to the effect that:

               (i) in the case of the Transition Property to be transferred to the Issuer on such date, immediately prior to the conveyance thereof to the Issuer pursuant to the applicable Sale Agreement, the Seller was the sole owner of the rights and interests under the Financing Order that will comprise the Transition Property upon transfer to the Issuer and such ownership interest was perfected; such Transition Property has been validly transferred and sold to the Issuer free and clear of all Liens (other than Liens created by the Issuer pursuant to this Indenture) and such transfer is absolute, irrevocable and has been perfected; the Seller has the power and authority to own, sell and assign the rights and interests under the Financing Order that will comprise the Transition Property upon transfer to the Issuer; and the Seller has duly authorized such sale and assignment to the Issuer; and

               (ii) the Financing Order creating such Transition Property attached to such certificate is in full force and effect and the copy of the Financing Order attached thereto is true and complete.

     (5) Issuer Opinion of Counsel. An Issuer Opinion of Counsel, portions of which may be delivered by counsel for the Issuer and portions of which may be delivered by counsel for the Seller and/or the Servicer, dated as of the Series Issuance Date subject to customary qualifications, acceptable to the Trustee, to the collective effect that (or, in the case of subsections (d), (e) and (f) below, in the form of):

          (a) regarding the Financing Order, that (i) such Financing Order is final and non-appealable and in full force and effect and (ii) the Transition Bonds being issued are authorized to be issued under the Financing Order;

          (b) regarding the Issuer:

               (i) the Issuer has the power and authority to execute and deliver the Series Supplement and this Indenture and to issue the Transition Bonds being issued, each of the Series Supplement and this Indenture and such Transition Bonds have been duly authorized, executed and delivered, and the Issuer is duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization;

               (ii) no authorization, approval or consent of any governmental body is required for the valid issuance, authentication or delivery of such Transition Bonds, except for any such authorization, approval or consent as already has been obtained and such registrations as are required under the Blue Sky and securities laws of any State;

               (iii) the Transition Bonds being issued, when executed and authenticated in accordance with the provisions of the Indenture and delivered, will constitute valid and binding obligations of the Issuer except as such enforceability may be subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) entitled to the benefits of the Indenture and the related Series Supplement;

               (iv) this Indenture (including the related Series Supplement), the applicable Sale Agreement, the applicable Administration Agreement, the applicable Servicing Agreement and any applicable Intercreditor Agreement are valid and binding agreements of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (c) regarding the Seller, the Servicer, CenterPoint Houston and the
     Administrator: the applicable Sale Agreement, the applicable Servicing Agreement, any applicable Intercreditor Agreement, and the applicable Administration Agreement are valid and binding agreements of the Seller, the Servicer, CenterPoint Houston and the Administrator, respectively (as to which any such Person is a party), enforceable against the Seller, the Servicer, CenterPoint Houston and the Administrator in accordance with their terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (d) Schedule 2a attached hereto with respect to the sale and transfer of the Transition Property from the Seller to the Issuer;

          (e) Schedule 2b attached hereto with respect to the Grant of a security interest under the Texas Electric Choice Plan in such Series Trust Estate to the Trustee for the benefit of the Transition Bondholders;

          (f) Schedule 2c attached hereto with respect to the Grant of a security interest under the UCC in such Series Trust Estate to the Trustee for the benefit of the Transition Bondholders;

          (g) the Indenture has been duly qualified under the Trust Indenture Act and either (i) the Series Supplement for the Transition Bonds applied for has been duly qualified under the Trust Indenture Act or (ii) no such qualification of such Series Supplement is necessary;

          (h) all instruments furnished to the Trustee conform to the requirements of this Indenture and constitute all the documents required to be delivered hereunder for the Trustee to authenticate and deliver the Transition Bonds applied for and all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Transition Bonds (unless waived in writing by the Trustee) have been complied with;

          (i) either (A) the registration statement covering the Transition Bonds is effective under the Securities Act of 1933 and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of such registration statement has been issued under the Securities Act of 1933 nor have proceedings therefor been instituted by the Commission or (B) the Transition Bonds are exempt from the registration requirements under the Securities Act of 1933;

          (j) the applicable Sale Agreement, the applicable Servicing Agreement, and the applicable Administration Agreement have been duly authorized, executed and delivered by the Seller, the Servicer, the Issuer and the Administrator, respectively (as to which any such Person is a party);

          (k) any applicable Intercreditor Agreement has been duly authorized, executed and delivered by CenterPoint Houston, the Servicer and the Issuer; and

          (l) the Issuer is not now and, following the issuance of the Transition Bonds will not be, required to be registered under the Investment Company Act of 1940, as amended.

     (6) Reserved.

     (7) Rating Agency Condition. The Trustee shall receive written confirmation from each Rating Agency that such Series of Transition Bonds will be rated as set forth in the applicable Series Supplement.

     (8) Bill of Sale. If the issuance of a Series of Transition Bonds is a Financing Issuance, the Bill of Sale delivered to the Issuer under the applicable Sale Agreement with respect to the Transition Property being purchased with the proceeds of such Financing Issuance.

     (9) Moneys for Refunding. If the issuance of a Series of Transition Bonds is a Refunding Issuance, the amount of money necessary to pay the outstanding Principal balance of, and premium and Interest on, the Transition Bonds being refunded to the Redemption Date for the Transition Bonds, is to be deposited into a separate account with the Trustee.

     (10) Required Capital Amount. Evidence satisfactory to the Trustee that the Required Capital Amount for such Series has been credited to the Capital Subaccount.

     SECTION 2.11. BOOK-ENTRY TRANSITION BONDS. Unless otherwise specified in the related Series Supplement, each Series of Transition Bonds, upon original issuance, will be issued in the form of a typewritten Transition Bond or Transition Bonds representing the Book-Entry Transition Bonds, to be delivered to DTC, as the initial Clearing Agency, by, or on behalf of, the Issuer. Such Transition Bond shall initially be registered on the Transition Bond Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Transition Bond Owner will receive a definitive Transition Bond representing such Transition Bond Owner's interest in such Transition Bond, except as provided in Section 2.13. Unless and until definitive, fully registered Transition Bonds of any Series (the "Definitive Transition Bonds") replacing the Book-Entry Transition Bonds have been issued to Transition Bondholders of that Series pursuant to Section 2.13 or pursuant to any applicable Series Supplement relating thereto:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Transition Bond Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of Principal of and premium, if any, and Interest on the Transition Bonds and the giving of instructions or directions hereunder) as the sole Holder of the Transition Bonds, and shall have no obligation to the Transition Bond Owners;

     (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

     (d) the rights of Transition Bond Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Transition Bond Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the DTC Agreement, unless and until Definitive Transition Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of Principal of and premium, if any, and Interest on the Transition Bonds to such Clearing Agency Participants; and

     (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Transition Bonds evidencing a specified percentage of the Outstanding Amount of the Transition Bonds or a Series or Tranche thereof, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Transition Bond Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Transition Bonds or such Series or Tranche and has delivered such instructions to the Trustee.

     SECTION 2.12. NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Transition Bondholders is required under this Indenture, unless and until Definitive Transition Bonds shall have been issued to Transition Bond Owners pursuant to Section 2.13 and the applicable Series Supplement, the Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Transition Bondholders to the Clearing Agency, and shall have no obligation to the Transition Bond Owners.

     SECTION 2.13. DEFINITIVE TRANSITION BONDS. If (i) the Clearing Agency or the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to any Book-Entry Series or Tranche of Transition Bonds and the Issuer is unable to locate a qualified successor, (ii) the Issuer advises the Trustee in writing that it elects to discontinue use of the book-entry-only transfers through the Clearing Agency with respect to any Series or Tranche of Transition Bonds and to deliver certificated Transition Bonds to the Clearing Agency or (iii) after the occurrence of an Event of Default, Transition Bond Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Transition Bonds of all Series maintained as Book-Entry Transition Bonds advise the Issuer and, through the Clearing Agency, the Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Transition Bond Owners of such Series, then the Trustee shall notify all affected Transition Bond Owners and the Issuer of the occurrence of any such event and of the availability of Definitive Transition Bonds to affected Transition Bond Owners requesting the same. Upon surrender by the Clearing Agency to the Trustee of the typewritten Transition Bond or Transition Bonds representing the Book-Entry Transition Bonds of that Series, accompanied by registration instructions, a Manager on behalf of the Issuer shall execute and the Trustee shall authenticate the Definitive Transition Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Transition Bond Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Transition Bonds, the Trustee shall recognize the Holders of the Definitive Transition Bonds as Transition Bondholders.

     Definitive Transition Bonds will be transferable and exchangeable at the offices of the Transition Bond Registrar or, with respect to any Transition Bonds listed on the Luxembourg Stock Exchange, at the offices of the transfer agent appointed pursuant to the second paragraph of Section 3.02. With respect to any transfer of such listed Transition Bonds, the new Definitive Transition Bonds registered in the names specified by the transferee and the original transferor shall be available at the offices of such transfer agent.

                                   ARTICLE III

                                    COVENANTS

     SECTION 3.01. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. The Issuer will duly and punctually pay the Principal of and premium, if any, and Interest on the Transition Bonds in accordance with the terms of the Transition Bonds, this Indenture and the applicable Series Supplement; provided that except on the Series Final Maturity Date, the Tranche Final Maturity Date or the Redemption Date for a Series or Tranche of Transition Bonds or upon the acceleration of the Transition Bonds following the occurrence of an Event of Default, the Issuer shall only be obligated to pay the Principal of such Transition Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section 8.02. Amounts properly withheld under the Code or other applicable tax laws by any Person from a payment to any Transition Bondholder of Interest or Principal or premium, if any, shall be considered as having been paid by the Issuer to such Transition Bondholder for all purposes of this Indenture.

     SECTION 3.02. MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the Borough of Manhattan, the City of New York or in Wilmington, Delaware, an office or agency where Transition Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Transition Bonds and this Indenture may be served. The Issuer hereby initially appoints the Corporate Trust Office of Deutsche Bank Trust Company Americas in the Borough of Manhattan, the City of New York to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Holders and the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish such agent with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints Deutsche Bank Trust Company Americas as its agent to receive all such surrenders, notices and demands.

     To the extent any of the Transition Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, (i) the Issuer will maintain in Luxembourg (A) an office and a transfer agent where Transition Bonds may be surrendered for registration of transfer or exchange, (B) an office and a listing agent where notices and demands to or upon the Issuer in respect of the Transition Bonds and this Indenture may be served, and (C) an office and a paying agent where payments in respect of the Transition Bonds may be made and
(ii) any reference in this Indenture to the office or agency of the Issuer referred to in this Section 3.02 shall also refer to such offices, and the transfer, listing and paying agents, of the Issuer in Luxembourg, as applicable. The Issuer shall give the Trustee and any other agent appointed under this
Section 3.02 written notice of the location and identity, and of any change in the location or identity, of any such office or agency.

     SECTION 3.03. MONEY FOR PAYMENTS TO BE HELD IN TRUST. As provided in
Section 8.02(a), all payments of Principal of, or premium and Interest on, the Transition Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(d) or (e) or Section 4.03 shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Transition Bonds shall be paid over to the Issuer except as provided in this Section and in Section 8.02.

     The Issuer hereby appoints Deutsche Bank Trust Company Americas as the Paying Agent hereunder and, in connection therewith the Paying Agent agrees that it will (and the Issuer shall cause any other Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and during such time as the Trustee acts as Paying Agent, it hereby so agrees that it will)), subject to the provisions of this Section:

     (a) hold all sums held by it for the payment of Principal of, or premium or Interest on, the Transition Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

     (b) give the Trustee written notice of any Default by the Issuer (or any other obligor upon the Transition Bonds) of which the Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Transition Bonds;

     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

     (d) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by the Paying Agent in trust for the payment of Transition Bonds if at any time the Paying Agent ceases to meet the standards required of Paying Agents at the time of its appointment; and

     (e) comply with all requirements of the Code and other applicable tax laws with respect to the withholding from any payments made by it on any Transition Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount of Principal of, premium, if any, or Interest on any Transition Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon delivery by the Issuer of an Issuer Order; and the Holder of such Transition Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Transition Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

     SECTION 3.04. EXISTENCE. Subject to Section 3.10, the Issuer shall keep in full effect its existence, rights and franchises as a statutory limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Transition Bonds, the Trust Estate and each other instrument or agreement included in the Trust Estate.

     SECTION 3.05. PROTECTION OF TRUST ESTATE. The Issuer shall from time to time execute and deliver, and file if required, all such supplements and amendments hereto and all such filings (including filings with the PUCT pursuant to the Texas Electric Choice Plan), financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action reasonably necessary to:

     (a) maintain and preserve the Grant, Lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

     (b) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture, including all Series Supplements;

     (c) enforce any of the Trust Estate, including its rights under any swap agreement;

     (d) preserve and defend title to the Trust Estate and the rights of the Trustee and the Transition Bondholders in the Trust Estate against the claims of all Persons and parties; or

     (e) pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

The Issuer hereby authorizes the Trustee to execute upon written direction any filing with the PUCT, financing statement, continuation statement or other instrument required to be filed pursuant to this Section.

     SECTION 3.06. OPINIONS AS TO TRUST ESTATE. (a) On or before March 31 in each calendar year, while any Series is outstanding, beginning on March 31, 2006, the Issuer shall furnish to the Trustee an Issuer Opinion of Counsel stating that, in the opinion of such counsel, either (i) all necessary action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any Supplemental Indentures and any other requisite documents and, with respect to the execution and filing of any filings pursuant to the Texas Electric Choice Plan, the Financing Order or the UCC, financing statements and continuation statements as are necessary to maintain the Lien and security interest, and the first priority thereof, created by this Indenture and reciting the details of such action or (ii) no such action is necessary to maintain such Lien and security interest, and the first priority thereof. Such Issuer Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any Supplemental Indentures and any other requisite documents, and the execution and filing of any filings pursuant to the Texas Electric Choice Plan, the Financing Order or the UCC, financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Grant, Lien and security interest of this Indenture until March 31 in the following calendar year.

     (b) Prior to the effectiveness of any amendment to any Sale Agreement or Servicing Agreement, the Issuer shall furnish to the Trustee an Issuer Opinion of Counsel either (i) stating that, in the opinion of such counsel, all filings, including filings pursuant to the UCC, have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trustee in the Transition Property and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

     SECTION 3.07. PERFORMANCE OF OBLIGATIONS; COMMISSION FILINGS.

     (a) The Issuer (i) shall diligently pursue any and all actions to enforce its rights under the Basic Documents and each other instrument or agreement included in the Trust Estate and (ii) shall not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any such Basic Document, instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such Basic Document, instrument or agreement, except, in each case, as expressly provided in such Basic Document or such other instrument or agreement.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Issuer Officer's Certificate shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in the Basic Documents and in all other instruments and agreements included in the Trust Estate.

     (d) The Issuer shall file with the Commission such periodic reports, if any, as are required (without regard to the number of Holders of Bonds to the extent permitted by and consistent with the Issuer's obligations under applicable law) from time to time under Section 13 or Section 15(d) of the Exchange Act so long as any Transition Bonds remain Outstanding, and the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission.

The Issuer shall also, to the extent permitted by and consistent with the Issuer's obligations under applicable law, post on its website or furnish or file in the periodic reports and other reports to be filed with the Commission pursuant to the Exchange Act, as described below, the following information in respect of each series of Outstanding Transition Bonds to the extent such information is reasonably available to the Issuer:

          (i) a statement of Transition Charge remittances to the Trustee (to be included in the Form 10-Q or Form 10-K filed subsequent to the respective report);

          (ii) a statement reporting the balance in the Collection Account and the balance in each subaccount of the Collection Account as of the end of each quarter or the most recent date available (to be included in the Form 10-Q or Form 10-K);

          (iii) a statement showing the balance of Outstanding Transition Bonds that reflects the actual periodic payments made on the Transition Bonds (to be included in the Form 10-Q or Form 10-K);

          (iv) the Semiannual Servicer's Certificate which is required to be submitted pursuant to the applicable Servicing Agreement (to be filed with a Form 10-Q, Form 10-K or Form 8-K);

          (v) the text (or a link to the website where a reader can find the text) of each true-up filing in respect of the Outstanding Series of Transition Bonds and the results of each true-up filing (to be included in either a Form 10-Q, Form 10-K or Form 8-K);

          (vi) any change in the long-term or short-term credit ratings of the Servicer assigned by the Rating Agencies (to be filed or furnished in a Form 8-K);

          (vii) material legislative or regulatory developments directly relevant to the Outstanding Transition Bonds (to be filed or furnished in a Form 8-K); and

          (viii) a quarterly statement (to be included in each Form 10-Q and Form 10-K) affirming that, to the Issuer's knowledge, in all material respects, for each materially significant REP, (A) each REP has been billed in compliance with the requirements outlined in the Financing Order; (B) each REP has made payments in compliance with the requirements outlined in the Financing Order; and (C) each REP satisfies the creditworthiness requirements of the Financing Order or describing the Servicer's actions if
     (A), (B) or (C) has not occurred.

     In addition, the Issuer shall, to the extent permitted by and consistent with the Issuer's obligations under applicable law, cause to be posted on the website associated with the Issuer's parent's website:

          A. the Final Prospectus for each series of Outstanding Transition
     Bonds;

          B. the Semiannual Servicer's Certificate delivered for each Series of Transition Bonds pursuant to each Servicing Agreement;

          C. the periodic reports described above in this subsection (d); and

          D. a current organization chart for the Issuer and the Servicer (unless the Servicer is not related to the Issuer, in which case the Servicer shall post two separate organization charts), in each case disclosing the parents and material subsidiaries of the Issuer and the Servicer.

     (e) The Issuer shall make all filings required under the Texas Electric Choice Plan relating to the transfer of the ownership or security interest in the Transition Property other than those required to be made by the Seller or any Servicer pursuant to the Basic Documents.

     SECTION 3.08. NEGATIVE COVENANTS. So long as any Transition Bonds are Outstanding, the Issuer shall not:

          (i) except as expressly permitted by this Indenture, any Supplemental Indenture, any Sale Agreement or any Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer or the Trust Estate, unless directed to do so by the Trustee in accordance with
     Article V;

          (ii) terminate its existence, dissolve or liquidate in whole or in part, except as Section 3.10 permits;

          (iii) claim any credit on, or make any deduction from the Principal or premium, if any, or Interest payable in respect of, the Transition Bonds (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Transition Bondholder by reason of the payment of taxes levied or assessed upon the Issuer or any part of the Trust Estate;

          (iv) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Transition Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any Lien (other than the Lien created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the Lien of this Indenture not to constitute a continuing valid first priority security interest in the Trust Estate;

          (v) except as contemplated by this Indenture, any Supplemental Indenture, any Sale Agreement, or any Servicing Agreement, enter into any swap, hedge or other similar financial arrangement;

          (vi) elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Issuer; or

          (vii) take any action that is the subject of a Rating Agency Condition if such action would result in a reduction or withdrawal of the then-current rating on any Outstanding Series or Tranche of Transition Bonds.

     SECTION 3.09. ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer (which, as of the date hereof, is the calendar year) commencing with the fiscal year 2005, an Issuer Officer's Certificate (a copy of which the Issuer will deliver to each Rating Agency and the PUCT) stating, as to the Manager signing such Issuer Officer's Certificate, that

          (i) a review of the activities of the Issuer during such year (or relevant portion thereof) and of performance under this Indenture has been made under such Manager's supervision; and

          (ii) to the best of such Manager's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such fiscal year (or relevant portion thereof), or, if there has been a default in compliance with any such condition or covenant, describing each such default known to the Manager and the nature and status thereof.

     SECTION 3.10. ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. The Issuer shall not consolidate or merge with or into or convert into any other Person or sell substantially all of its assets to any other Person, unless:

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation, merger or conversion or to whom substantially all of such assets are sold shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume by a Supplemental Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the Principal of and premium, if any, and Interest on all Outstanding Transition Bonds and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the applicable Series Supplement or Series Supplements;

          (ii) the Person (if other than the Issuer) formed by or surviving such consolidation, merger or conversion or to whom substantially all of such assets are sold shall expressly assume all obligations and succeed to all rights of the Issuer under the Basic Documents to which the Issuer is a party (or under which the Issuer has rights) pursuant to an assignment and assumption agreement executed and delivered to the Trustee, in form satisfactory to the Trustee;

          (iii) immediately after giving effect to such consolidation, merger, conversion or sale, no Default or Event of Default shall have occurred and be continuing;

          (iv) prior notice to the Rating Agencies shall have been provided and the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conversion or sale;

          (v) the Issuer shall have received an opinion of Independent counsel (and shall have delivered copies thereof to the Trustee) to the effect that such consolidation, merger, conversion or sale (a) will not have any material adverse tax consequence to the Issuer or any Transition Bondholder, (b) complies with this Indenture and all of the conditions precedent herein relating to such transaction and (c) will result in the Trustee maintaining a continuing valid first priority perfected security interest in the Trust Estate;

          (vi) none of the Transition Property, any Financing Order or the Issuer's rights under the Texas Electric Choice Plan or the Financing Order shall be impaired thereby; and

          (vii) any action as is necessary to maintain the Lien created by this Indenture shall have been taken.

     SECTION 3.11. SUCCESSOR OR TRANSFEREE.

     (a) Upon any consolidation, merger or conversion of the Issuer in accordance with Section 3.10, the Person formed by or surviving such consolidation, merger or conversion (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Except for such obligations set forth in Section 6.07, upon any sale by the Issuer of substantially all of its assets in a sale which complies with
Section 3.10, immediately upon the delivery of written notice to the Trustee from the Person acquiring such assets stating that the Issuer is to be so released, the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Transition Bonds and from every covenant and agreement of the Basic Documents to be observed or performed on the part of the Issuer.

     SECTION 3.12. NO OTHER BUSINESS. The Issuer shall not engage in any business other than purchasing and owning the Transition Property provided for in Financing Orders issued by the PUCT from time to time, issuing Transition Bonds from time to time, pledging its interest in the Trust Estate to the Trustee under this Indenture in order to secure the Issuer's obligations as set forth in the Series Supplements, entering into and performing under the Basic Documents relating to the Transition Bonds and any swap agreement executed in connection therewith, and performing activities that are necessary, suitable or convenient to accomplish these purposes or are incidental thereto.

     SECTION 3.13. NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Transition Bonds and any obligations under any credit enhancement or swap agreement for any Series of Transition Bonds and except as contemplated by the Basic Documents.

     SECTION 3.14. GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person other than any Eligible Investments.

     SECTION 3.15. CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) other than Transition Property purchased from the Seller pursuant to, and in accordance with, any Sale Agreement.

     SECTION 3.16. RESTRICTED PAYMENTS. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest in, or ownership security of, the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that if no Event of Default shall have occurred and be continuing, the Issuer may make, or cause to be made, any such distributions to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer using funds distributed to the Issuer pursuant to Section 8.02(d) or which are not otherwise subject to the Lien of this Indenture to the extent that such distributions would not cause the book value of the remaining equity in the Issuer to decline below 0.5% of the original principal amount of all Series of Transition Bonds which remain outstanding. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

     SECTION 3.17. NOTICE OF EVENTS OF DEFAULT. The Issuer agrees to deliver to the Trustee, the PUCT, the Rating Agencies and, to the extent the rules and regulations of the Luxembourg Stock Exchange so require, any agent in Luxembourg appointed pursuant to the second paragraph of Section 3.02 written notice in the form of an Issuer Officer's Certificate of any Default or Event of Default hereunder or under any of the Basic Documents, its status and what action the Issuer is taking or proposes to take with respect thereto within five Business Days after the occurrence thereof.

     SECTION 3.18. PURCHASE OF SUBSEQUENT TRANSITION PROPERTY. (a) The Issuer may from time to time purchase or acquire Subsequent Transition Property from the Seller pursuant to a Sale Agreement, subject to the conditions specified in paragraph (b) below.

     (b) The Issuer shall be permitted to purchase or acquire from the Seller Subsequent Transition Property and the proceeds thereof only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) The Seller shall have provided the Issuer, the PUCT, the Trustee and the Rating Agencies with an Addition Notice, which shall be given not later than 10 days prior to the related Subsequent Transfer Date, specifying the Subsequent Transfer Date for such Subsequent Transition Property and the aggregate amount of the Transition Charges related to such Subsequent Transition Property, and shall have provided any information reasonably requested by any of the foregoing Persons with respect to the Subsequent Transition Property then being conveyed to the Issuer;

          (ii) The Texas Electric Choice Plan, such Sale Agreement and the related Financing Order shall be in full force and effect and a filing shall have been made pursuant to Section 39.309(d) of the Texas Electric Choice Plan;

          (iii) As of such Subsequent Transfer Date, the Seller will not be insolvent and will not have been made insolvent (within the meaning of the Bankruptcy Code or the Delaware Uniform Fraudulent Transfer Act) by such sale and transfer and the Seller is not aware of any pending insolvency with respect to itself;

          (iv) The Rating Agency Condition shall have been satisfied with respect to such sale and transfer;

          (v) As of such Subsequent Transfer Date, no material breach by the Seller of its representations, warranties or covenants in such Sale Agreement and no Servicer Default shall exist;

          (vi) As of such Subsequent Transfer Date, the Issuer shall have sufficient funds available to pay the purchase price for the Subsequent Transition Property to be sold to it on such date and all conditions to the subsequent issuance of one or more Series of new Transition Bonds intended to provide such funds set forth in Section 2.10 shall have been satisfied or waived;

          (vii) The Issuer shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);

          (viii) (A) The Issuer shall have delivered to the Rating Agencies (with a copy to the PUCT) any Opinions of Counsel required by the Rating Agencies and (B) the Issuer shall have delivered to the Trustee the Opinion of Counsel required by Section 3.06(b);

          (ix) the Seller shall have received and delivered to the Issuer and the Trustee: (i) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Trustee) to the effect that the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Transition Bonds issued in connection with the purchase of such Subsequent Transition Property will be treated as debt of the Issuer's sole owner for United States federal income tax purposes, (ii) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Trustee) or, if the Seller so chooses, a ruling from the Internal Revenue Service, in either case to the effect that, for United States federal income tax purposes, the issuance of such Transition Bonds will not result in gross income to the Seller, and
     (iii) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the issuer and the Trustee) to the effect that such subsequent issuance will not adversely affect the characterization of any such Transition Bonds then Outstanding as obligations of the Issuer's sole owner. The opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such ruling letters and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings; and

          (x) The Seller and the Issuer shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Subsequent Transition Property and the proceeds thereof, and the Issuer shall have taken any action required to maintain the first priority perfected security interest of the Trustee in the Subsequent Transition Property and the proceeds thereof.

     SECTION 3.19. INSPECTION. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by an Independent registered public accounting firm, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and an Independent registered public accounting firm, all at such reasonable times and as often as may be reasonably requested. The Trustee shall hold and shall cause its representatives to hold, in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     SECTION 3.20. SALE AGREEMENT, INTERCREDITOR AGREEMENT, ADMINISTRATION AGREEMENT AND SERVICING AGREEMENT COVENANTS.

     (a) The Issuer agrees to take all such lawful actions to enforce its rights under any Sale Agreement, any Intercreditor Agreement, the Administration Agreement and any Servicing Agreement and to compel or secure the performance and observance by the Seller, the Administrator, the Servicer and CenterPoint Houston of each of their respective obligations to the Issuer under or in connection with any Sale Agreement, any Intercreditor Agreement, the Administration Agreement and any Servicing Agreement in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.20(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with any Sale Agreement, any Intercreditor Agreement, the Administration Agreement and any Servicing Agreement; provided that such action shall not adversely affect the interests of the Holders in any material respect.

     (b) If an Event of Default occurs and is continuing, the Trustee may, and at the direction (which direction shall be in writing) of the holders of a majority of the Outstanding Amount of Transition Bonds of all Series or Tranches affected thereby shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, CenterPoint Houston, the Administrator and the Servicer, as the case may be, under or in connection with the Administration Agreement and the applicable Sale Agreement, Intercreditor Agreement and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, CenterPoint Houston, the Administrator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Administration Agreement and the applicable Sale Agreement, Intercreditor Agreement and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

     (c) Except as set forth in Section 3.20(e) of this Indenture, with the prior written consent of the Trustee and the consent of the PUCT pursuant to
Section 9.07 if the amendment increases ongoing qualified costs as defined in the Financing Order, the Administration Agreement, any Sale Agreement, Intercreditor Agreement (except that any amendment to an Intercreditor Agreement shall not require the consent of the PUCT) and Servicing Agreement may be amended in accordance with the provisions thereof, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the Transition Bondholders of the related Series; provided that such amendment shall not adversely affect the interest of any Transition Bondholder of that Series in any material respect.

     (d) Except as set forth in Section 3.20(e) of this Indenture, if the Issuer, the Seller, CenterPoint Houston, the Administrator, the Servicer or any other party to the respective agreement proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of any Sale Agreement, Intercreditor Agreement, Administration Agreement, or Servicing Agreement, or waive timely performance or observance by the Seller, CenterPoint Houston, the Administrator or the Servicer under any Sale Agreement, Intercreditor Agreement, Administration Agreement or Servicing Agreement, in each case in such a way as would materially and adversely affect the interests of Transition Bondholders of any Series, the Issuer shall first notify the Rating Agencies of the proposed amendment, modification, waiver, supplement, termination or surrender and, upon receipt of notification regarding whether the Rating Agency Condition has been satisfied, shall notify the Trustee, the Paying Agent, the Securities Intermediary, the Transition Bond Registrar and the PUCT in writing and the Trustee shall notify the Transition Bondholders of such Series of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the Rating Agency Condition has been satisfied with respect thereto. The Trustee shall consent to such proposed amendment, modification, waiver, supplement, termination or surrender only with the prior written consent of the holders of a majority of the Outstanding Amount of Transition Bonds of the Series or Tranches materially and adversely affected thereby and, if the proposed amendment, modification, waiver, supplement, termination or surrender would increase ongoing qualified costs as defined in the Financing Order, the consent of the PUCT pursuant to Section 9.07 other than with respect to any Intercreditor Agreement. If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. For so long as any of the Transition Bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of such proposed action will be published by an agent to be appointed by the Issuer in accordance with such rules promptly following its effectiveness.

     (e) If the Issuer or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or to agree to any amendment, modification, supplement, termination, waiver or surrender of, the Transition Charge Adjustment Process, the Issuer shall notify the PUCT, the Trustee, the Paying Agent, the Securities Intermediary and the Transition Bond Registrar in writing and the Trustee shall notify the Transition Bondholders of such proposal and the Trustee shall consent thereto only with the consent of the PUCT pursuant to Section 9.07 and the prior written consent of the holders of a majority of the Outstanding Amount of Transition Bonds of the Series or Tranches materially and adversely affected thereby and only if the Rating Agency Condition has been satisfied with respect thereto.

     (f) Promptly following a default by the Seller under any Sale Agreement, by the Administrator under the Administration Agreement, by CenterPoint Houston or any successor to CenterPoint Houston under any Intercreditor Agreement, or the occurrence of a Servicer Default under any Servicing Agreement, and at the Issuer's expense, the Issuer agrees to take all such lawful actions as the Trustee may request to compel or secure the performance and observance by each of the Seller, CenterPoint Houston, the Administrator or the Servicer of their obligations under and in accordance with that Sale Agreement, Administration Agreement, Intercreditor Agreement or Servicing Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreements to the extent and in the manner directed by the Trustee, including the transmission of notices of any default by the Seller, CenterPoint Houston, the Administrator or the Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under that Sale Agreement, Administration Agreement, Intercreditor Agreement or Servicing Agreement, as applicable.

     (g) If the Issuer shall have knowledge of the occurrence of a Servicer Default under any Servicing Agreement, the Issuer shall (i) promptly give written notice thereof to the Trustee, the PUCT, the Paying Agent, the Securities Intermediary, the Transition Bond Registrar and the Rating Agencies,
(ii) specify in such notice the action, if any, the Issuer is taking with respect to such default and (iii) take such reasonable steps as are available to it to remedy such defaults or shall take such actions as shall have been directed by the Trustee, as the case may be, provided that, notwithstanding the foregoing, the Issuer shall not take any action to terminate the Servicer's rights and powers under that Servicing Agreement unless a Servicer Default shall have occurred and be continuing, and the Trustee shall not direct the Issuer to take such action unless a Servicer Default shall have occurred and be continuing.

     (h) As promptly as possible after the giving of notice of termination to the Servicer, the PUCT and the Rating Agencies of the Servicer's rights and powers pursuant to that Servicing Agreement, the Trustee upon the written direction of the majority of the Outstanding Amount of Transition Bonds of the related Series and subject to the provisions of the related Intercreditor Agreement shall appoint a successor Servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Trustee. A person shall qualify as a Successor Servicer only if such Person satisfies the requirements set forth in that Servicing Agreement. If within 30 days after the delivery of the notice referred to above, a Successor Servicer shall not have been appointed and accepted its appointment as such, the Trustee may petition the PUCT or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer as it and such Successor

Servicer shall agree, subject to the limitations set forth below and in that Servicing Agreement, and in accordance with that Servicing Agreement, the Issuer shall enter into an agreement with such Successor Servicer for the servicing of the Transition Property related to that Series (such agreement to be in form and substance satisfactory to the Trustee).

     (i) Upon termination of the Servicer's rights and powers pursuant to any Servicing Agreement, the Trustee shall promptly notify the Issuer, the PUCT, the Transition Bondholders of the related Series and the Rating Agencies in writing of such termination. As soon as a Successor Servicer is appointed, the Issuer shall notify the Trustee, the PUCT, the Transition Bondholders of the related Series, the Paying Agent, the Securities Intermediary, the Transition Bond Registrar and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

     SECTION 3.21. TAXES. So long as any of the Transition Bonds are outstanding, the Issuer shall pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Trust Estate.

                                   ARTICLE IV

                     SATISFACTION AND DISCHARGE; DEFEASANCE

     SECTION 4.01. SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE.

     (a) The Transition Bonds of any Series, all moneys payable with respect thereto and this Indenture as it applies to such Series shall cease to be of further effect and the Lien hereunder shall be released with respect to such Series, Interest shall cease to accrue on the Transition Bonds of such Series and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Transition Bonds of such Series, when

          (A) either

                    (1) all Transition Bonds of such Series theretofore
               authenticated and delivered (other than (i) Transition Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Transition Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in
               Section 3.03) have been delivered to the Trustee for cancellation; or

                    (2) the Issuer has irrevocably deposited or caused to be
               irrevocably deposited with the Trustee cash, in trust for such purpose, in an amount sufficient to make payments of Principal of and, premium, if any, and Interest on the Transition Bonds of such Series and to pay and discharge the entire indebtedness on such Transition Bonds not theretofore delivered to the Trustee;

          (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to such Series; and

          (C) the Issuer has delivered to the Trustee an Issuer Officer's Certificate, an Issuer Opinion of Counsel and (if required by the TIA or the Trustee) an Independent Certificate from an Independent registered public accounting firm, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to Transition Bonds of such Series have been complied with.

     (b) Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Transition Bonds of any Series ("Legal Defeasance Option") or (ii) its obligations under Sections 3.05, 3.06 (other than with respect to the Defeasance Subaccounts and all funds and U.S. Government Obligations therein), 3.07(a), (b) and (c), 3.08, 3.10, 3.16 and 3.19 and the operation of Section 5.01(iv) (other than with respect to the Defeasance Subaccount and U.S. Government Obligations therein) ("Covenant Defeasance Option") with respect to any Series of Transition Bonds. The Issuer may exercise the Legal Defeasance Option with respect to any Series of Transition Bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to such Series.

     If the Issuer exercises the Legal Defeasance Option with respect to any Series, the maturity of the Transition Bonds of such Series may not be (a) accelerated because of an Event of Default or (b) except as provided in Section 4.02, redeemed. If the Issuer exercises the Covenant Defeasance Option with respect to any Series, the maturity of the Transition Bonds of such Series may not be accelerated because of an Event of Default specified in Section 5.01(iv).

     Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Transition Bonds, the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

     (c) Notwithstanding Sections 4.01(a) and (b) above, (i) rights of registration of transfer and exchange, (ii) rights of substitution of mutilated, destroyed, lost or stolen Transition Bonds, (iii) rights of Transition Bondholders to receive payments of Principal, premium, if any, and Interest, but only from the amounts deposited with the Trustee for such payments, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.03) and (vi) the rights of Transition Bondholders under this Indenture with respect to the property deposited with the Trustee payable to all or any of them, shall survive until the Transition Bonds of the Series as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) and have been paid in full. Thereafter, the obligations in Sections 6.07 and 4.04 with respect to such Series shall survive.

     SECTION 4.02. CONDITIONS TO DEFEASANCE. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Transition Bonds only if:

     (a) the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee cash or U.S. Government Obligations for the payment of Principal of and premium, if any, and Interest on such Series of Transition Bonds to the Expected Payment Date or Redemption Date therefor, as applicable, and all other amounts due and payable hereunder, such deposit to be made in the Defeasance Subaccount for such Series of Transition Bonds;

     (b) the deposit in the Defeasance Subaccount pursuant to subsection (a) of this Section 4.02 constitutes proceeds from a refunding of the Transition Bonds;

     (c) the Issuer delivers to the Trustee a certificate from a nationally recognized Independent registered public accounting firm expressing its opinion that the payments of Principal and Interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Transition Bonds of such Series (i) subject to clause (ii), Principal in accordance with the Expected Amortization Schedule therefor, (ii) if such Series is to be redeemed, the redemption price therefor on the Redemption Date therefor and (iii) Interest when due;

     (d) in the case of the Legal Defeasance Option, the expiration of 95 days after the deposit is made and during such 95-day period no Default specified in
Section 5.01(v) or (vi) shall have occurred and be continuing at the end of the period; provided, however, that in determining whether a default under Section 5.01(v) has occurred, the requirement that the decree or order shall remain unstayed and in effect for 90 days shall be disregarded;

     (e) no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

     (f) in the case of the Legal Defeasance Option, the Issuer delivers to the Trustee an Issuer Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or
(ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Transition Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Legal Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (g) in the case of the Covenant Defeasance Option, the Issuer delivers to the Trustee an Issuer Opinion of Counsel to the effect that the Holders of the Transition Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Covenant Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (h) the Issuer delivers to the Trustee an Issuer Officer's Certificate and an Issuer Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Transition Bonds of such Series to the extent contemplated by this Article IV have been complied with;

     (i) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that (i) in a case under the Bankruptcy Code in which CenterPoint Houston (or any of its Affiliates, other than the Issuer) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of CenterPoint Houston (or any of its Affiliates, other than the Issuer, that deposited the cash or U.S. government obligations); and (ii) in the event CenterPoint Houston (or any of its Affiliates, other than the Issuer, that deposited the cash or U.S. government obligations), were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of CenterPoint Houston (or any of its Affiliates, other than the Issuer, that deposited the cash or U.S. government obligations) and the Issuer so as to order substantive consolidation under the Bankruptcy Code of the Issuer's assets and liabilities with the assets and liabilities of CenterPoint Houston (or any of its Affiliates, other than the Issuer, that deposited the cash or U.S. government obligations), and

     (j) the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.

     Notwithstanding any other provision of this Section 4.02 to the contrary, no delivery of cash or U.S. Government Obligations to the Trustee under this Section shall terminate any obligations of the Issuer under this Indenture with respect to any Transition Bonds which are to be redeemed prior to the Expected Final Payment Date therefor until such Transition Bonds shall have been irrevocably called or designated for redemption on a date thereafter on which such Transition Bonds may be redeemed in accordance with the provisions of this Indenture and proper notice of such redemption shall have been given in accordance with the provisions of this Indenture or the Issuer shall have given the Trustee, in form satisfactory to the Trustee, irrevocable written instructions to give, in the manner and at the times prescribed herein, notice of redemption of such Series.

     SECTION 4.03. APPLICATION OF TRUST MONEY. All moneys or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 or 4.02 hereof with respect to any Series of Transition Bonds shall be held in trust in the Defeasance Subaccount for such Series and applied by it, in accordance with the provisions of the Transition Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Transition Bonds for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for Principal, premium, if any, and Interest. Such moneys shall be segregated and held apart solely for paying such Transition Bonds and such Transition Bonds shall not be entitled to any amounts on deposit in the Collection Account other than amounts on deposit in the Defeasance Subaccount for such Transition Bonds.

     SECTION 4.04. REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Transition Bonds of any Series, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture or any Intercreditor Agreement with respect to such Transition Bonds shall, upon written demand of the Issuer, be paid to the Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE V

                                    REMEDIES

     SECTION 5.01. EVENTS OF DEFAULT. "Event of Default" with respect to any Series, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any Interest on any Transition Bond of such Series when the same becomes due and payable and the continuation of such default for five Business Days;

          (ii) default in the payment of the then unpaid Principal of any Transition Bond of such Series on the Series Final Maturity Date for such Series or, if applicable, any Tranche of such Series on the Tranche Final Maturity Date for such Tranche;

          (iii) default in the payment of the redemption price for any Transition Bond on the Redemption Date therefor;

          (iv) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with in clause (i), (ii) or (iii) above), any covenant or agreement of the Issuer made in any interest rate swap agreement, hedge agreement or credit enhancement agreement permitted under Section 3.13 hereof and any Series Supplement, or any representation or warranty of the Issuer made herein or therein or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when made (other than a covenant, agreement or representation or warranty expressly included herein or in a Series Supplement solely for the benefit of a different Series of Transition Bonds), and any such default shall continue or not be cured, for a period of 30 days after the earlier of (A) there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the Outstanding Amount of Transition Bonds of such Series, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or
     (B) the date the Issuer has knowledge of the default;

          (v) the filing of a decree or order for relief by a court having jurisdiction in respect of the Issuer or any substantial part of the Trust Estate securing such Series in an involuntary case or Proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or its property or for any substantial part of the Series Trust Estate securing such Series, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

          (vi) the commencement by the Issuer of a voluntary case or Proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Series Trust Estate securing such Series, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing;

          (vii) any act or failure to act by the State of Texas or any of its agencies (including the PUCT), officers or employees that violates or is not in accordance with the pledge of the State of Texas in Section 39.310 of the Texas Electric Choice Plan, including the failure of the PUCT to implement the statutorily guaranteed true-up mechanism in accordance with the Financing Order; or

          (viii) any other event designated as an Event of Default in the related Series Supplement.

     SECTION 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default other than an Event of Default under Section 5.01(vii) occurs and is continuing, then and in every such case either the Trustee or the Holders holding not less than a majority of the Outstanding Amount of Transition Bonds of the Series with respect to which an Event of Default has occurred, voting as a class, may, but need not, declare all the Transition Bonds of such Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Transition Bondholders), and upon any such declaration the unpaid principal amount of the Transition Bonds of such Series, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders holding not less than a majority of the Outstanding Amount of Transition Bonds of such Series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Issuer has paid or deposited with the Trustee, for deposit in the General Subaccount of the Collection Account of such Series, a sum sufficient to pay

          (A) all payments of Principal of and premium, if any, and Interest on all Transition Bonds of such Series due and owing at such time as if such Event of Default had not occurred and was not continuing and all other amounts that would then be due hereunder or upon such Transition Bonds as if the Event of Default giving rise to such acceleration had not occurred and was not continuing; and

          (B) all sums paid or advanced by the Trustee hereunder with respect to such Series and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel with respect to such Series; and

          (ii) all Events of Default other than the nonpayment of the Principal of the Transition Bonds of the Series that has become due solely by such acceleration have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     (a) The Issuer covenants that if (i) Default is made in the payment of any Interest on any Transition Bond when such Interest becomes due and payable and such Default continues for five Business Days, (ii) Default is made in the payment of the then unpaid Principal of any Transition Bond on the Series Final Maturity Date or Tranche Final Maturity Date, as applicable, therefor, or (iii) Default is made in the payment of the redemption price for any Transition Bond on the Redemption Date therefor, the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Transition Bonds of such Series, such amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and the whole amount then due and payable on such Transition Bonds for Principal, premium, if any, and Interest, with interest upon the overdue Principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of Interest, at the respective Bond Rate of such Series or the applicable Tranche of such Series.

     (b) In case the Issuer shall fail forthwith to pay the amounts specified in clause (a) above upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Transition Bonds and collect in the manner provided by law out of the Series Trust Estate and the proceeds thereof, the whole amount then due and payable on the Transition Bonds of such Series for Principal, premium, if any, and Interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Transition Bonds of such Series or the applicable Tranche of such Series and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

     (c) If an Event of Default other than the Event of Default described in
Section 5.01(vii) occurs and is continuing, the Trustee may, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Transition Bondholders of all materially and adversely affected Series by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law, including foreclosing or otherwise enforcing the Lien on the Series Trust Estate securing those Series of Transition Bonds or applying to the PUCT or a court of competent jurisdiction for sequestration of revenues arising with respect to such Transition Property.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon any Series of Transition Bonds or any Person having or claiming an ownership interest in the Series Trust Estate securing that Series, Proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon that Series of Transition Bonds, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of that Series of Transition Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered to the extent permitted by applicable law, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of Principal, premium, if any, and Interest owing and unpaid in respect of the Transition Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Transition Bondholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Transition Bonds in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Transition Bondholders and of the Trustee on their behalf;

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of Transition Bonds allowed in any judicial Proceedings relative to the Issuer, its creditors and its property; and

          (v) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter,

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Transition Bondholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Transition Bondholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Transition Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Transition Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Transition Bondholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any Series of Transition Bonds, may be enforced by the Trustee without the possession of any of those Transition Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of those Transition Bonds.

     (g) In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Transition Bonds, and it shall not be necessary to make any Transition Bondholder a party to any such Proceedings.

     SECTION 5.04. REMEDIES; PRIORITIES. (a) If an Event of Default other than the Event of Default described in Section 5.01(vii) occurs and is continuing, the Trustee shall do one or more of the following at the written direction of the holders of a majority of the Outstanding Amount of Transition Bonds of such Series or Tranche affected thereby or may do one or more of the following in reliance upon Sections 6.01 and 6.02 of this Indenture (subject, in either event, to Section 5.05):

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Transition Bonds or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer or the Servicer moneys adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Series Trust Estate securing such Series;

          (iii) exercise any remedies of a secured party under the UCC or
     Section 39.309(f) of the Texas Electric Choice Plan or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Transition Bonds of such Series;

          (iv) sell the Series Trust Estate securing such Series or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

          (v) exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator, CenterPoint Houston and the Servicer under or in connection with, and pursuant to the terms of, the Administration Agreement or any applicable Sale Agreement, Intercreditor Agreement or Servicing Agreement or against any swap counterparty under or in connection with, and pursuant to the terms of, any applicable swap agreement;

provided, however, that the Trustee may not sell or otherwise liquidate any portion of the Series Trust Estate securing such Series following an Event of Default, other than an Event of Default described in Section 5.01(i), (ii) or
(iii), with respect to such Series unless (A) the Holders of 100% of the Outstanding Amount of the Transition Bonds of all Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Transition Bondholders of such Series are sufficient to discharge in full all amounts then due and unpaid upon such Transition Bonds for Principal, premium, if any, and Interest on all Outstanding Transition Bonds or (C) the Trustee determines that the Series Trust Estate securing such Series will not continue to provide sufficient funds for all payments on the Transition Bonds of such Series as they would have become due if the Transition Bonds had not been declared due and payable, and the Trustee obtains the written consent of Holders of 66-2/3% of the Outstanding Amount of the Transition Bonds of such Series. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking firm or Independent registered public accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Series Trust Estate for such purpose.

     If an Event of Default occurs and is continuing, the amounts on deposit in the Collection Account shall continue to be distributed in accordance with Sections 8.02(d) and (e) (including the last paragraph of Section 8.02(e), upon acceleration in accordance with Section 5.02).

     (b) If an Event of Default under Section 5.01(vii) occurs and is continuing, the Trustee, for the benefit of the Transition Bondholders, shall be entitled and empowered to the extent permitted by applicable law to institute or participate in Proceedings reasonably necessary to compel performance of or to enforce the pledge of the State of Texas in Section 39.310 of the Texas Electric Choice Plan and to collect any monetary damages incurred by the Transition Bondholders or the Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree. Such remedy shall be the only remedy that the Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(vii).

     (c) If the Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(d) and (e).

     SECTION 5.05. OPTIONAL PRESERVATION OF THE TRUST ESTATE. If the Transition Bonds of a Series have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect, as provided in Section 5.11(iii), to maintain possession of the Series Trust Estate securing that Series in accordance with Section 5.04(a). It is the desire of the parties hereto and the Transition Bondholders that there be at all times sufficient funds for the payment of Principal of and premium, if any, and Interest on the Transition Bonds of any Series, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Series Trust Estate securing that Series or sell or liquidate the same. In determining whether to maintain possession of the Series Trust Estate or sell or liquidate the same, the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Series Trust Estate for such purpose.

     SECTION 5.06. LIMITATION OF PROCEEDINGS. No Holder of any Transition Bond of any Series shall have any right to institute any Proceeding, judicial or otherwise, or to avail itself of the remedies provided in Section 39.309(f) of the Texas Electric Choice Plan, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the affected Series;

          (ii) the Holders of not less than a majority of the Outstanding Amount of the Transition Bonds of such Series have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

          (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Transition Bonds of such Series, it being understood and intended that no one or more Holders of Transition Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Transition Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Transition Bonds, each representing less than a majority of the Outstanding Amount of the Transition Bonds of all Series, the Trustee may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     SECTION 5.07. UNCONDITIONAL RIGHTS OF TRANSITION BONDHOLDERS TO RECEIVE PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Transition Bond shall have the right, which is absolute and unconditional, and shall not be impaired without the consent of each such Holder, (a) to receive payment of (i) the Interest, if any, on such Transition Bond on or after the due dates thereof expressed in such Transition Bond or in this Indenture, (ii) the unpaid Principal, if any, of such Transition Bonds on or after the Final Maturity Date therefor or (iii) in the case of redemption, the unpaid Principal, if any, of and premium, if any, and Interest, if any, on such Transition Bond on or after the Redemption Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     SECTION 5.08. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Transition Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Transition Bondholder, then and in every such case the Issuer, the Trustee and the Transition Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Transition Bondholders shall continue as though no such Proceeding had been instituted.

     SECTION 5.09. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Trustee or to the Transition Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.10. DELAY OR OMISSION NOT A WAIVER. No delay or omission by the Trustee or any Transition Bondholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Transition Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Transition Bondholders, as the case may be.

     SECTION 5.11. CONTROL BY TRANSITION BONDHOLDERS. The Majority Holders (or, if less than all Series or Tranches are affected, the Holders of a majority of the Outstanding Amount of the Transition Bonds of the affected Series or Tranche or Tranches) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Transition Bonds (or the Transition Bonds of such affected Series or Tranche or Tranches) or exercising any trust or power conferred on the Trustee with respect to the Transition Bonds (or the Transition Bonds of such affected Series or Tranche or Tranches); provided that

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) subject to the express terms of Section 5.04, any direction to the Trustee to sell or liquidate the Trust Estate shall be by the Holders of Transition Bonds representing not less than 100% of the Outstanding Amount of the Transition Bonds of all Series;

          (iii) if the conditions set forth in Section 5.05 have been satisfied and the Trustee elects to retain the Series Trust Estate securing such Series pursuant to such Section and elects not to sell or liquidate the same, then any direction to the Trustee by Holders of Transition Bonds representing less than 100% of the Outstanding Amount of the Transition Bonds of all affected Series to sell or liquidate such Series Trust Estate shall be of no force and effect; and

          (iv) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.01, the Trustee need not take any action that it determines might involve it in liability for which it reasonably believes it will not be indemnified to its reasonable satisfaction against the costs, expenses and liabilities which might be incurred by it in complying with this request. The Trustee also need not take any action that it determines might materially and adversely affect the rights of any Transition Bondholders not consenting to such action.

     SECTION 5.12. WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Transition Bonds of a Series or Tranche affected as provided in Section 5.02, the holders of a majority of the Outstanding Amount of Transition Bonds of such Series or Tranche affected thereby, by written notice to the Trustee, may waive any past Default or Event of Default and its consequences except a Default (i) in payment of Principal of or premium, if any, or Interest on any of the Transition Bonds or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Transition Bond of such Series or Tranche affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Transition Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 5.13. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Transition Bond by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Transition Bondholder, or group of Transition Bondholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Transition Bonds of a Series or (c) any suit instituted by any Transition Bondholder for the enforcement of the payment of (i) Interest on any Transition Bond on or after the due dates expressed in such Transition Bond and in this Indenture, (ii) the unpaid Principal, if any, of any Transition Bond on or after the Series Final Maturity Date or Tranche Final Maturity Date, if applicable, therefor or (iii) in the case of redemption, the unpaid Principal of and premium, if any, and Interest on any Transition Bond on or after the Redemption Date therefor.

     SECTION 5.14. WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 5.15. ACTION ON TRANSITION BONDS. The Trustee's right to seek and recover judgment on the Transition Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Trustee or the Transition Bondholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the other assets of the Issuer.

                                   ARTICLE VI

                                   THE TRUSTEE

     SECTION 6.01. DUTIES AND LIABILITIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Trustee is hereby authorized and undertakes to execute, deliver and perform the Basic Documents to the extent called for by such documents and otherwise to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

     (e) The Trustee shall not be liable for interest on any money received by it except as provided in this Indenture.

     (f) Money held in trust by the Trustee need not be segregated from other funds held by the Trustee except to the extent required by law or the terms of this Indenture, the Administration Agreement, the applicable Sale Agreement, Intercreditor Agreement or Servicing Agreement or any applicable swap agreement.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayments of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

     (i) Under no circumstances shall the Trustee be liable for any indebtedness of the Issuer, the Seller, the Administrator or the Servicer evidenced by or arising under the Transition Bonds or any Basic Document.

     SECTION 6.02. RIGHTS OF TRUSTEE.

     (a) The Trustee may rely conclusively and shall be fully protected in acting or refraining from acting in accordance with any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Issuer Officer's Certificate or an Issuer Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Issuer Officer's Certificate or an Issuer Opinion of Counsel.

     (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it thereunder.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Transition Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction.

     (g) In the event that the Trustee is also acting in the capacity of Paying Agent, Securities Intermediary or Transition Bond Registrar hereunder, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Trustee in its capacity as Paying Agent, Securities Intermediary or Transition Bond Registrar.

     SECTION 6.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Transition Bonds and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Trustee. Any

Paying Agent, Transition Bond Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.11 and 6.12.

     SECTION 6.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Transition Bonds. The Trustee shall not be accountable for the Issuer's use of the proceeds from the Transition Bonds, and the Trustee shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Transition Bonds or in the Transition Bonds other than the Trustee's certificate of authentication. The Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Transition Bonds (other than the certificate of authentication for the Transition Bonds) or the Basic Documents and the Trustee shall in no event assume or incur any liability, duty or obligation to any Holder of a Transition Bond, other than as expressly provided for in this Indenture. The Trustee shall not be liable for the default or misconduct of the Issuer, the Seller, the Administrator, the Servicer or a Manager or any Manager of the Issuer under any Basic Document or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Issuer.

     SECTION 6.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing with respect to any Tranche or Series and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to the PUCT, each Rating Agency and to each Holder of Transition Bonds of all Series affected thereby notice of the Default within 10 Business Days after it is actually known to a Responsible Officer of the Trustee. Except in the case of a Default in payment of Principal of or premium, if any, or Interest on any Transition Bond, the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of Transition Bondholders.

     SECTION 6.06. REPORTS BY TRUSTEE TO HOLDERS.

     (a) So long as Transition Bonds are Outstanding, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Transition Bond Registrar or, in its absence or failure the Paying Agent, shall deliver to each relevant current or former Holder of Transition Bonds such information as may be required to enable such Holder to prepare its federal and State income tax returns.

     (b) With respect to each Series and Tranche of Transition Bonds, on or prior to each Payment Date therefor, upon receipt by the Trustee from the Servicer of the "Semiannual Servicer's Certificate," the form of which is attached hereto as Schedule 1, the Transition Bond Registrar or, in its absence or failure the Paying Agent, shall deliver such Semiannual Servicer's Certificate to each Holder of Transition Bonds, to the PUCT and to each Rating Agency which will include (to the extent applicable) the following information (and any other information so specified in the Series Supplement for such Series) as to the Transition Bonds of such Series and Tranche with respect to such Payment Date or the period since the previous Payment Date, as applicable:

          (i) the amount to be paid to Holders of the Transition Bonds of such Series and Tranche in respect of principal, such amount also to be expressed as a dollar amount per thousand;

          (ii) the amount to be paid to Holders of the Transition Bonds of such Series and Tranche in respect of interest, such amount also to be expressed as a dollar amount per thousand;

          (iii) the Transition Bond Balance, after giving effect to the payments to be made on such Payment Date, and the Projected Transition Bond Balance, in each case for such Series and Tranche and as of such Payment Date;

          (iv) the amount on deposit in the Capital Subaccount for such Series as of such Payment Date;

          (v) the amount, if any, on deposit in the Excess Funds Subaccount for such Series as of such Payment Date;

          (vi) the amount to be paid to and by any counterparty under any swap agreement for such Series;

          (vii) the amount to be paid to the Trustee relating to that Series on such Payment Date;

          (viii) the amount to be paid to the Servicer relating to that Series on such Payment Date; and

          (ix) any other transfers and payments relating to that Series made pursuant to this Indenture.

     (c) If any Transition Bonds are listed on the Luxembourg Stock Exchange and rules of such exchange so require, the Issuer's listing agent shall arrange for publication in accordance with such rules a notice that such certificate shall be available with the Issuer's listing agent in Luxembourg appointed pursuant to the second paragraph of Section 3.02.

     (d) The Transition Bond Registrar's or Paying Agent's responsibility for disbursing the information described in subsection (b) above to Holders of a Series of Transition Bonds is limited to the availability, timeliness and accuracy of the information provided by the Servicer pursuant to Section 3.04 and Annex 1 of the applicable Servicing Agreement and pursuant to any applicable Intercreditor Agreement.

     SECTION 6.07. COMPENSATION AND INDEMNITY. SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF ARTICLE VIII HEREOF, THE ISSUER SHALL PAY TO THE TRUSTEE FROM TIME TO TIME REASONABLE COMPENSATION FOR ITS SERVICES. TO THE EXTENT PERMITTED BY LAW, THE TRUSTEE'S COMPENSATION SHALL NOT BE LIMITED BY ANY LAW ON COMPENSATION OF A TRUSTEE OF AN EXPRESS TRUST. THE ISSUER SHALL REIMBURSE THE TRUSTEE FOR ALL REASONABLE OUT-OF-POCKET EXPENSES, DISBURSEMENTS AND ADVANCES INCURRED OR MADE BY IT, INCLUDING COSTS OF COLLECTION, IN ADDITION TO THE COMPENSATION FOR ITS SERVICES. SUCH EXPENSES SHALL INCLUDE THE REASONABLE

COMPENSATION AND EXPENSES, DISBURSEMENTS AND ADVANCES OF THE TRUSTEE'S AGENTS, COUNSEL, ACCOUNTANTS AND EXPERTS. THE ISSUER SHALL INDEMNIFY AND HOLD HARMLESS THE TRUSTEE AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY AND ALL LOSSES OR OTHER AMOUNTS WHATSOEVER (INCLUDING COUNSEL FEES AND EXPENSES) DIRECTLY OR INDIRECTLY INCURRED BY THE TRUSTEE IN CONNECTION WITH THE ADMINISTRATION OF THIS TRUST, THE ENFORCEMENT OF THIS TRUST AND ALL OF THE TRUSTEE'S RIGHTS, POWERS AND DUTIES UNDER THIS INDENTURE (INCLUDING THIS SECTION 6.07) AND THE PERFORMANCE BY THE TRUSTEE OF THE DUTIES AND OBLIGATIONS OF THE TRUSTEE UNDER OR PURSUANT TO THIS INDENTURE AND ANY SALE AGREEMENT, ADMINISTRATION AGREEMENT, SERVICING AGREEMENT AND INTERCREDITOR AGREEMENT; PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE FOREGOING, THE FAILURE TO PAY TO THE TRUSTEE BY THE ISSUER (INCLUDING WITHOUT LIMITATION FROM COLLECTIONS DEPOSITED INTO THE COLLECTION ACCOUNT OR THROUGH THE TRANSITION CHARGE ADJUSTMENT PROCESS) ANY AMOUNTS IN RESPECT OF INDEMNIFICATION HEREUNDER IN EXCESS OF AN AGGREGATE AMOUNT EQUAL TO ANY INDEMNITY AMOUNTS PAYABLE TO THE TRUSTEE IN ACCORDANCE WITH
SECTION 8.02(D) OF THIS INDENTURE SHALL NOT CONSTITUTE A DEFAULT OR EVENT OF DEFAULT UNDER SECTION 5.01 OF THIS INDENTURE. THE TRUSTEE SHALL NOTIFY THE ISSUER PROMPTLY OF ANY CLAIM FOR WHICH IT MAY SEEK INDEMNITY. FAILURE BY THE TRUSTEE SO TO NOTIFY THE ISSUER SHALL NOT RELIEVE THE ISSUER OF ITS OBLIGATIONS HEREUNDER. THE ISSUER SHALL DEFEND THE CLAIM AND THE TRUSTEE MAY HAVE SEPARATE COUNSEL AND THE ISSUER SHALL PAY THE FEES AND EXPENSES OF SUCH COUNSEL. NOTWITHSTANDING THE FOREGOING, THE ISSUER NEED NOT REIMBURSE ANY EXPENSE OR INDEMNIFY AGAINST ANY LOSS INCURRED BY THE TRUSTEE (I) THROUGH THE TRUSTEE'S OWN WILLFUL MISCONDUCT, NEGLIGENCE OR BAD FAITH OR (II) TO THE EXTENT THE TRUSTEE WAS REIMBURSED FOR OR INDEMNIFIED AGAINST ANY SUCH LOSS BY THE SELLER OR THE SERVICER PURSUANT TO ANY SALE AGREEMENT, ADMINISTRATION AGREEMENT, INTERCREDITOR AGREEMENT OR SERVICING AGREEMENT. THE OBLIGATIONS OF THE ISSUER UNDER THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE EARLIER RESIGNATION OR REMOVAL OF THE TRUSTEE.

     When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

     SECTION 6.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time upon 30 days' written notice to the Issuer. The Issuer shall remove the Trustee by written notice if:

          (i) the Trustee fails to comply with Section 6.11;

          (ii) the Trustee is adjudged a bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the "Retiring Trustee"), the Issuer shall promptly appoint a successor Trustee.

     In addition, the Majority Holders may remove the Trustee by so notifying the Issuer and the Trustee in writing and such Holders may appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the Retiring Trustee and to the Issuer. Thereupon the resignation or removal of the Retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and any Intercreditor Agreement. No resignation or removal of the Trustee will become effective until the acceptance of the appointment by a successor Trustee. The successor Trustee shall mail a notice of its succession to the Transition Bondholders. The Retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

     If a successor Trustee does not take office within 60 days after the Retiring Trustee resigns or is removed, the Retiring Trustee at the expense of the Issuer, the Issuer or the Majority Holders may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 6.11, any Transition Bondholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Issuer's obligations under Section 6.07 shall continue for the benefit of the Retiring Trustee.

     SECTION 6.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association shall, without any further act, be the successor Trustee. Notice of any such event shall be promptly given to the PUCT and to each Rating Agency by the successor Trustee and any agent in Luxembourg appointed pursuant to the second paragraph of Section 3.02.

     In case at the time such successor or successors by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the Transition Bonds shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any Retiring Trustee, and deliver such Transition Bonds so authenticated; and in case at that time any of the Transition Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Transition Bonds either in the name of any Retiring Trustee hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force and effect granted by the Transition Bonds or by this Indenture and this force and effect shall be equal to any certificate issued by the Trustee.

     SECTION 6.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Transition Bondholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Transition Bondholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof. Notice of any such appointment shall be promptly given to each Rating Agency and the PUCT by the Trustee.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 6.11. ELIGIBILITY; DISQUALIFICATION. The Trustee and any co-trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and (a)(5) and Section 26(a)(1) of the Investment Company Act of 1940, as amended. In addition, the Trustee and any co-trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of "Baa3" or better by Moody's, "BBB-" or better by S&P and, if Fitch provides a rating thereon, "BBB-" or better by Fitch. The Trustee and any co-trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     SECTION 6.12. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated

     SECTION 6.13. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants that:

     (a) the Trustee is a banking corporation validly existing in good standing under the laws of the State of Delaware; and

     (b) the Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and all the Basic Documents to which the Trustee is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and such Basic Documents.

     SECTION 6.14. RIGHTS OF THE AUTHENTICATING AGENT, TRANSITION BOND REGISTRAR, PAYING AGENT, AND SECURITIES INTERMEDIARY.

     (a) Each of the authenticating agent, Transition Bond Registrar, Paying Agent and Securities Intermediary undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. The authenticating agent, Transition Bond Registrar, Paying Agent and Securities Intermediary shall not have any duties or responsibilities except those expressly set forth in this Indenture or be a trustee for or have any fiduciary obligation to any party hereto.

     (b) In the absence of bad faith on the part of the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary, respectively, such party may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such party that conform to the requirements of this Indenture.

     (c) None of the authenticating agent, Transition Bond Registrar, Paying Agent and Securities Intermediary shall be liable for any error of judgment made in good faith by an officer or officers of that party, unless it shall be conclusively determined by a court of competent jurisdiction that such party was grossly negligent.

     (d) None of the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary shall be liable with respect to any action taken or omitted to be taken by that party in good faith in accordance with any direction of the Issuer or the Trustee given under this Indenture.

     (e) None of the provisions of this Indenture shall require any of the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

     (f) Each of the authenticating agent, Transition Bond Registrar, Paying Agent, and Securities Intermediary may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (g) Each of the authenticating agent, Transition Bond Registrar, Paying Agent and Securities Intermediary may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by that party hereunder in good faith and in accordance with such advice or opinion of counsel.

     (h) None of the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

     (i) None of the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary shall have any obligation to invest and reinvest any cash held in the accounts in the absence of timely and specific written investment direction from the Issuer or, with respect to any REP Deposit Account, the REP or the Servicer. In no event shall any of the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary be liable for the selection of investments or for investment losses incurred thereon. None of the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary shall have any liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

     (j) Each of the authenticating agent, Transition Bond Registrar, Paying Agent and Securities Intermediary may at any time resign by giving 30 days' written notice of resignation to the Issuer and the Trustee. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning party from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to the Issuer, the Trustee, the resigning party and the successor. If no successor shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation, the resigning party may petition any court of competent jurisdiction for the appointment of a successor.

     (k) Any corporation into which any of the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary, respectively, shall be a party, or any corporation succeeding to the business of the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary, respectively, shall be the successor of the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary, respectively, hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

     (l) The Issuer shall indemnify, defend and hold harmless each of the authenticating agent, Transition Bond Registrar, Paying Agent and Securities Intermediary and its respective officers, directors, employees, representatives and agents, from and against and reimburse each such party for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's and agent's fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against such party directly or indirectly relating to, or arising from, claims against such party by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and expenses and court costs except to the extent caused by such party's willful misconduct, negligence or bad faith. The provisions of this
Section 6.14(l) shall survive the termination of this Agreement or the earlier resignation or removal of the authenticating agent, Transition Bond Registrar, Paying Agent or Securities Intermediary, as applicable.

                                   ARTICLE VII

                    TRANSITION BONDHOLDERS' LISTS AND REPORTS

     SECTION 7.01. ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF TRANSITION BONDHOLDERS. The Issuer shall furnish or cause to be furnished to the Trustee
(a) not more than five days after the earlier of (i) each Record Date with respect to each Series and (ii) six months after the last Record Date with respect to each Series, a list, in such form as the Trustee may reasonably require, of the names and in the event the Trustee is acting as the Transition Bond Registrar the addresses of the Holders of Transition Bonds of such Series as of such Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Transition Bond Registrar, no such list shall be required to be furnished. In addition, the Issuer shall furnish such list to any listing, transfer or paying agent appointed under the second paragraph of Section 3.02 to the extent such information is required by the rules and regulations of the Luxembourg Stock Exchange.

     SECTION 7.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO TRANSITION BONDHOLDERS.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Transition Bonds contained in the most recent list furnished to the Trustee as provided in
Section 7.01 and the names and addresses of Holders of Transition Bonds received by the Trustee in its capacity as Transition Bond Registrar. The Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

     (b) Transition Bondholders may communicate with other Transition Bondholders pursuant to Section 312(b) of the TIA, with respect to their rights under this Indenture or under the Transition Bonds.

     (c) The Issuer, the Trustee and the Transition Bond Registrar shall have the protection of Section 312(c) of the TIA.

     SECTION 7.03. REPORTS BY ISSUER.

          (a) The Issuer shall:

               (i) so long as the Issuer is required to file such documents with the Commission, provide to the Trustee and, so long as any Transition Bonds are listed on the Luxembourg Stock Exchange and its rules so require, with the listing agent of the Issuer in Luxembourg appointed pursuant to the second paragraph of Section 3.02, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

               (ii) provide to the Trustee, file with the Commission and, so long as any Transition Bonds are listed on the Luxembourg Stock Exchange and its rules so require, provide to the listing agent of the Issuer in Luxembourg appointed pursuant to the second paragraph of
          Section 3.02, in accordance with rules and regulations prescribed from time to time by the Commission or the Luxembourg Stock Exchange, respectively, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (iii) supply to the Trustee (and the Trustee shall transmit by mail to all Transition Bondholders described in TIA Section 313(c)) and, so long as any Transition Bonds are listed on the Luxembourg Stock Exchange and its rules so require, to the listing agent of the Issuer in Luxembourg appointed pursuant to the second paragraph of
          Section 3.02, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

          (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     SECTION 7.04. REPORTS BY TRUSTEE. If required by TIA Section 313(a), within 60 days after the end of each fiscal year of the Issuer, commencing with the year after the issuance of the Transition Bonds of any Series, the Trustee shall mail to each Holder of Transition Bonds of such Series as required by TIA
Section 313(c) a brief report dated as of such date that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b); provided, however, that the initial report so issued shall be delivered not more than 12 months after the initial issuance of each Series.

     A copy of each report at the time of its mailing to Transition Bondholders shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Transition Bonds are listed (to the extent required by the rules of such exchange). The Issuer shall notify the Trustee if and when the Transition Bonds are listed on any stock exchange.

     SECTION 7.05. PROVISION OF SERVICER REPORTS. Upon the written request of any Transition Bondholder, the PUCT or any Rating Agency to the Trustee addressed to the Corporate Trust Office, the Transition Bond Registrar, or in its absence or failure the Paying Agent, shall provide such requesting party, the Trustee and the Paying Agent or Transition Bond Registrar, as applicable, with a copy of any Semiannual Servicer's Certificate, Annual Accountant's Report and any other report of the Servicer referred to in the applicable Servicing Agreement. If any Transition Bonds are listed on the Luxembourg Stock Exchange and its rules so require, the Transition Bond Registrar, or in its absence or failure the Paying Agent, at the written direction of the Issuer shall also arrange for publication in accordance with such rules of a notice that a copy of such Servicer's certificate, Annual Accountant's Report or other report shall be available with the Issuer's listing agent in Luxembourg appointed pursuant to the second paragraph of Section 3.02.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     SECTION 8.01. COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     SECTION 8.02. COLLECTION ACCOUNT.

               (a) (i) On or prior to the Series Issuance Date for each Series issued hereunder, the Issuer shall open, at the Paying Agent's Corporate Trust Office, or at another Eligible Institution, one or more segregated non-interest-bearing trust accounts in the Trustee's name for the deposit of Collections for that Series of Transition Bonds and all other amounts received with respect to the Series Trust Estate securing that Series (each a "Collection Account" and collectively, the "Collection Accounts"). The Collection Account for each Series shall initially be divided into subaccounts, which need not be separate accounts: a general subaccount (the "General Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an excess funds subaccount (the "Excess Funds Subaccount") and one or more class subaccounts for any Tranche of any Series of Transition Bonds that has a floating rate of interest as specified in any Series Supplement (each, a "Tranche Subaccount"). On or prior to the Series Issuance Date for any Series of Transition Bonds, the Member shall deposit into the Capital Subaccount for that Series an amount equal to the Required Capital Amount for that Series. Unless otherwise specified in any Series Supplement, the overcollateralization amount and scheduled overcollateralization level for the Overcollateralization Subaccount of each Series shall at all times be zero. All amounts in the Collection Account for any Series not allocated to any other subaccount shall be allocated to the General Subaccount for that Series. Prior to the initial Payment Date for a Series, all amounts in the Collection Account for that Series (other than funds deposited into the Capital Subaccount, up to the Required Capital Amount for that Series) shall be allocated to the General Subaccount for that Series. All payments received by the Trustee from any swap counterparty in respect of any swap agreement related to that Series shall be deposited in the related Tranche Subaccount. Prior to depositing funds or U.S. Government Obligations in the Collection Account pursuant to Section 4.01 or 4.02, the Issuer shall establish defeasance subaccounts (each a "Defeasance Subaccount") for each Series for which funds shall be deposited, as subaccounts of the Collection Account. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of any Collection Account shall be made as set forth in Section 4.03 and Section 8.02(d) and (e). Each Collection Account shall at all times be maintained as an Eligible Securities Account and only the Trustee shall have access to that Collection Account for the purpose of making deposits in and withdrawals from that Collection Account in accordance with this Indenture. Funds in a Collection Account shall not be commingled with any other moneys, including moneys in any other Collection Account. All moneys deposited from time to time in a Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in that Collection Account as part of the Series Trust Estate securing that Series as herein provided.

               (ii) The Securities Intermediary also agrees that (A) each of the Collection Accounts is, or on the date of its creation will be, and shall at all times be maintained by the Securities Intermediary as, a "securities account" (within the meaning of Section 8-501 of the New York UCC), (B) the "securities intermediary's jurisdiction" (within the meaning of Article 8 of the New York UCC) of the Securities Intermediary is the State of New York, (C) all cash and other property in each of the Accounts shall be treated by the Securities Intermediary as a "financial asset" (as defined in Section 8-102(a)(9) of the New York UCC), (E) the "entitlement holder" (as such term is defined in Section 8-102(a)(7) of the New York UCC or, with respect to Book-Entry Securities, in the applicable Federal Book-Entry Regulations) shall be the Trustee for the benefit of the Transition Bondholders, (E) any financial asset in registered form or payable to, or to the order of, a Person, and credited to any of the Accounts shall be registered in the name of, payable to the order of, or specially indorsed to, the Securities Intermediary or in blank, or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial assets credited to any of the Accounts be registered in the name of, payable to or to the order of, or specially indorsed to the Issuer or the Trustee, except to the extent the foregoing have been specially indorsed by the Issuer or the Trustee, as applicable, to the Securities Intermediary or in blank, (F) the Securities Intermediary shall not change the names or account numbers of any of the Accounts without the prior written consent of the Trustee and shall not change the entitlement holder, and (G) the Securities Intermediary shall at all times act as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the New York UCC or, with respect to Book-Entry Securities, in the applicable Federal Book-Entry Regulations) and shall credit to each of the Accounts each financial asset to be held in or credited to each of the Accounts pursuant to this Indenture.

               (iii) Each of the Accounts shall remain at all times with a securities intermediary (within the meaning of Section 8-102(a)(14) of the New York UCC or, with respect to Book-Entry Securities, in the applicable Federal Book-Entry Regulations) having a combined capital and surplus of at least $50,000,000 and having a long-term debt rating of at least "A2" by Moody's and at least "AA-" by S&P. The Securities Intermediary shall give notice to the Issuer and the Transition Bondholders of the location of the Accounts and of any change thereof (provided that no such change shall be made without the prior approval of the Majority Holders), prior to the use thereof.

               (iv) Anything herein to the contrary notwithstanding, the Issuer irrevocably agrees that the Securities Intermediary may, and the Securities Intermediary agrees that it shall, comply with "entitlement orders" (as defined in Section 8-102(8) of the New York UCC) originated by the Trustee and relating to each of the Accounts (and all securities entitlements within the meaning of Section 8-102(a)(17) of the New York UCC or, with respect to Book-Entry Securities, within the meaning of applicable Federal Book-Entry Regulations carried in such Account) without further consent by the Issuer or any other Person so long as this Indenture is in effect. The Securities Intermediary agrees that it shall at all times comply with the "entitlement orders" (as defined in Section 8-102(8) of the New York
          UCC) originated by the Trustee and shall not comply with "entitlement orders" of any other Person. The Trustee and the Securities Intermediary hereby represent that they have not, and hereby agree that they will not, enter into any agreement or take any action which gives any Person other than the Trustee, "control" (as defined in Section 8-106 of the New York UCC) over any of the Accounts.

               (v) The Trustee shall have sole dominion and exclusive control over all property in each Collection Account and the Securities Intermediary shall apply such amounts therein as provided in this
          Section 8.02. The Trustee at the written direction of the Servicer shall also pay from the Collection Account any amounts requested to be paid by or to the Servicer pursuant to of the applicable Servicing Agreement.

               (vi) Collections shall be deposited in the applicable General Subaccount as provided in the applicable Servicing Agreement. All deposits to and withdrawals from a Collection Account, all allocations to the subaccounts of such Collection Account and any amounts to be paid to the applicable Servicer under Section 8.02(d) shall be made by the Trustee in accordance with the written instructions provided by such Servicer in the Servicer's Certificate or upon other written notice provided by such Servicer pursuant to such Servicing Agreement, as applicable.

               (vii) There are no other agreements entered into between the Securities Intermediary, the Trustee and the Issuer with respect to the Accounts, other than this Indenture. In the event of any conflict between this Section 8.02 (or any portion thereof), any other provision of this Indenture or any other agreement now existing or hereafter entered into, the terms of this Section 8.02 shall prevail.

          (b) So long as no Default or Event of Default has occurred and is continuing, the Trustee upon written direction of the Servicer will, as entitlement holder, cause the Securities Intermediary to invest and reinvest all or a portion of the funds in the Collection Account (other than as set forth in Section 8.06) for each Series in Eligible Investments; provided, however, that (i) such Eligible Investments shall not mature later than the next Payment Date for such Series (except as otherwise provided in any Series Supplement), (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof, and (iii) no funds in the Defeasance Subaccount for any Series of Transition Bonds shall be invested in

     Eligible Investments or otherwise, except that U.S. Government Obligations deposited by the Issuer with the Trustee pursuant to Sections 4.01 or 4.02 shall remain as such. All income or other gain from investments of moneys deposited in the Collection Account for that Series shall be deposited by the Trustee in the Collection Account for that Series, and any loss resulting from such investments shall be charged to that Collection Account. The Servicer shall not direct the Trustee to make any investment of any funds or to sell any investment held in the Collection Account for a Series unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Trustee to make any such investment or sale, if requested by the Trustee, the Issuer shall deliver to the Trustee an Issuer Opinion of Counsel, acceptable to the Trustee, to such effect. Subject to Section 6.01(c), the Trustee shall not in any way be held liable for the selection of Eligible Investments or for investment Losses incurred thereon except for Losses attributable to the Trustee's failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as Trustee, in accordance with their terms. The Trustee shall have no liability in respect of Losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Issuer to provide timely and specific written investment direction. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order.

          (c) Any Collections remitted by the Servicer to the Trustee with respect to a Series of Transition Bonds, any Indemnity Amounts with respect to that Series remitted to the Trustee by the Seller, the Issuer or the Servicer, any amounts paid by a swap counterparty in accordance with a swap agreement relating to that Series, any other amount otherwise received by the Trustee or the Issuer related to that Series, and any other proceeds of Series Trust Estate securing that Series received by the Servicer, the Issuer or the Trustee shall be deposited in the General Subaccount for that Series, except that the Trustee shall deposit in the Capital Subaccount for that Series the Required Capital Amount.

          (d) On each Payment Date for a particular Series or other date specified in the Series Supplement with respect to that Series, the Paying Agent pursuant to the written direction provided in the Semiannual Servicer's Certificate shall by 12:00 noon (New York City time) allocate or apply all amounts on deposit in the General Subaccount of the Collection Account for that Series and any investment earnings on the subaccounts in the Collection Account for that Series (other than earnings on amounts in any REP Deposit Account) in the following priority unless otherwise set forth in any Series Supplement herein (provided, that no Series Supplement may modify the Pro Rata payment of amounts described herein as being paid Pro Rata):

               (i) fees and expenses (including reasonable legal fees and expenses) and Indemnity Amounts owed to the Trustee for such Payment Date shall be paid to the Trustee and, to the extent those amounts are not separately identified by the Trustee as being payable with respect to a Series, allocated among all Series of Transition Bonds Outstanding on a Pro Rata basis; provided that the Indemnity Amounts with respect to that Series paid during any calendar year pursuant to this clause (i) may not exceed the amount fixed therefor in the applicable Series Supplement;

               (ii) the Servicing Fee, which will be a fixed percentage of the initial principal amount of that Series of Transition Bonds specified in the related Servicing Agreement, and all unpaid Servicing Fees from prior Payment Dates shall be paid to the Servicer;

               (iii) the administration fee payable under the Administration Agreement for such Payment Date shall be paid to the Administrator and fees of the Issuer's independent managers in connection with their acting as managers under the Issuer LLC Agreement shall be paid to such independent managers;

               (iv) all ordinary periodic Operating Expenses (such as accounting and audit fees, rating agency fees, legal fees and Servicer expenses under Sections 3.10 and 5.05 or equivalent provisions of the applicable Servicing Agreement) other than those referred to in clauses (i), (ii) and (iii) above shall be paid to the Persons entitled thereto;

               (v) an amount equal to the Interest payable on such Series of Transition Bonds on such Payment Date;

               (vi) (A) an amount equal to any Principal of that Series or Tranche of Transition Bonds payable as a result of acceleration pursuant to Section 5.02 shall be allocated to that Series or Tranche and, if there are insufficient funds to make that allocation in full, on a Pro Rata basis, (B) an amount equal to any Principal of that Series or Tranche payable on a Series Final Maturity Date or Tranche Final Maturity Date for that Series or Tranche and any Principal of and premium, if any, on that Series or Tranche of Transition Bonds payable on a Redemption Date shall be allocated to that Series and, if there are insufficient funds to make that allocation in full, on a Pro Rata basis and (C) an amount equal to Principal scheduled to be paid on that Series or Tranche of Transition Bonds on such Payment Date according to the Expected Amortization Schedule, excluding any amounts provided for elsewhere in this clause (vi), shall be allocated to the corresponding Series and if there are insufficient funds to make that allocation in full, on a Pro Rata basis;

               (vii) any amounts payable to credit enhancement providers with respect to that Series, if any, shall be paid to such credit enhancement providers;

               (viii) all remaining unpaid Operating Expenses and any other amounts due and owing pursuant to the Basic Documents (including all remaining Indemnity Amounts) shall be paid to the Persons entitled thereto without duplication of any other payment from any other source;

               (ix) any amount necessary to replenish amounts drawn from the Capital Subaccount shall be allocated to the Capital Subaccount;

               (x) so long as no Event of Default has occurred and is continuing, an amount equal to investment earnings on amounts in the Capital Subaccount for that Series shall be released to the Issuer; and

               (xi) the balance, if any, shall be allocated to the Excess Funds Subaccount for that Series.

     The amounts paid during any calendar year in respect of the Trustee's fees and expenses in clause (i) above, the Servicing Fee in clause (ii), the administration and independent managers' fees in clause (iii), the ordinary periodic Operating Expenses in clause (iv) and the remaining Operating Expenses in clause (viii) above may not exceed in the aggregate for all Series an amount specified in the related Supplemental Indenture (which amount may be based in part on whether CenterPoint Houston is the Servicer of that Series of Transition Bonds) unless the PUCT approves a different aggregate amount of such payments. If more than one Series of Transition Bonds is outstanding, the payments described in the preceding sentence will be made Pro Rata from the respective Collection Accounts of each Series.

     Following repayment of all Transition Bonds of a Series, the balance, if any, shall be released to the Issuer free from the Lien of the Indenture.

     "Pro Rata" means with respect to any Series or Tranche of Transition Bonds a ratio:

     (1) in the case of clause (d)(v) above, the numerator of which is the aggregate amount of Interest payable or net amount payable to a counterparty under an interest rate protection agreement, as applicable, with respect to such Series or Tranche on such Payment Date and the denominator of which is the sum of the aggregate amounts of Interest payable and aggregate of the net amounts payable under interest rate protection agreements with respect to all Outstanding Series or Tranches on such Payment Date; and

     (2) in the case of all other clauses in (d) above, the numerator of which is the aggregate amount of Principal to be paid or payable pursuant to each such clause with respect to such Series or Tranche on such Payment Date and the denominator of which is the sum of the aggregate amounts of Principal to be paid or payable pursuant to each such clause with respect to all Outstanding Series or Tranches on such Payment Date, unless and to the extent, with respect to either clause (A) or (B) of this paragraph, in the case of a Series comprised of two or more Tranches, the Series Supplement for such Series provides otherwise.

     If, on any Payment Date for a Series of Transition Bonds, funds on deposit in the General Subaccount for that Series are insufficient to make the payments or transfers contemplated by clauses (i) through (ix) above, the Paying Agent shall draw from amounts on deposit in the following subaccounts in the following order up to the amount of such shortfall, in order to make such payments and transfers:

          (i) from the Excess Funds Subaccount for such Series for allocations and payments contemplated by clauses (i) through (ix); and

          (ii) from the Capital Subaccount for such Series for allocations and payments contemplated by clauses (i) through (viii).

     (e) Upon an acceleration of the maturity of any Series of Transition Bonds pursuant to Section 5.02, the aggregate amount of Principal of and Interest accrued on each Transition Bond of that Series shall be payable, without priority of interest over principal or of principal over interest and without regard to Tranche.

     SECTION 8.03. RELEASE OF TRUST ESTATE.

     (a) All money and other property withdrawn from a Collection Account by the Paying Agent for payment to the Issuer as provided in this Indenture in accordance with Section 8.02 hereof shall be deemed released from the Indenture when so withdrawn and applied in accordance with the provisions of Article VIII, without further notice to, or release or consent by, the Trustee.

     (b) Other than as provided for in clause (a) above, the Trustee or the Paying Agent, as applicable, shall release property from the Lien of this Indenture only as and to the extent permitted by the Basic Documents and only upon receipt of an Issuer Request accompanied by an Issuer Officer's Certificate, an Issuer Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Issuer Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificate.

     (c) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this
Article VIII shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (d) Subject to Section 8.03(b), the Trustee shall, at such time as there are no Transition Bonds of a Series Outstanding and all sums due the Trustee with respect to that Series pursuant to Section 6.07 have been paid, release any remaining portion of the Series Trust Estate that secured that Series of Transition Bonds from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credited to the Collection Account for that Series of Transition Bonds.

     SECTION 8.04. ISSUER OPINION OF COUNSEL. The Trustee shall receive at least five days' notice when requested by the Issuer to take any action pursuant to
Section 8.03, accompanied by copies of any instruments involved, and the Trustee may also require, as a condition to such action, an Issuer Opinion of Counsel, in form and substance satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Transition Bonds or the rights of the Transition Bondholders in contravention of the provisions of this Indenture; provided, however, that such Issuer Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

     SECTION 8.05. REPORTS BY INDEPENDENT ACCOUNTANTS. The Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the related Series Supplements. Upon any resignation by such firm, the Issuer shall promptly appoint a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants that has resigned within 15 days after such resignation, the Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within 10 days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such firm of Independent certified public accountants and its successor shall be payable by the Issuer.

     SECTION 8.06. REP DEPOSIT ACCOUNT. Pursuant to the written direction of the Servicer, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated non-interest-bearing trust accounts in the Trustee's name (each a "REP Deposit Account"), each such account for the benefit of one Depositing REP with respect to one Series of Transition Bonds. Pursuant to and in accordance with the Financing Order, amounts received from any REP as a security deposit with respect to a Series of Transition Bonds shall be deposited into the applicable REP Deposit Account for that Series. The REP Deposit Accounts shall at all times be maintained in an Eligible Securities Account and only the Trustee shall have access to the REP Deposit Accounts for the purpose of making deposits in and withdrawals from the REP Deposit Accounts in accordance with this Indenture, any Servicing Agreement and any Financing Order. Funds in the REP Deposit Accounts shall not be commingled by the Issuer with any other moneys, and shall not be commingled by the Trustee. All or a portion of the funds in the REP Deposit Accounts shall be invested in Eligible Investments and reinvested by the Trustee pursuant to the written direction of the Servicer or the REP making the deposit. All income or other gain from investments of moneys deposited in any REP Deposit Account shall be deposited by the Trustee into such REP Deposit Account, and any loss resulting from such investments shall be charged to such REP Deposit Account. In addition, each Depositing REP shall be responsible for the payment of income taxes with respect to such investments. The Trustee shall not in any way be held liable for the selection of Eligible Investments for the REP Deposit Accounts or for investment losses incurred thereon. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of timely and specific written investment direction from the Servicer and appropriate documents from the applicable REP. The Trustee shall release property from any REP Deposit Account only as and to the extent directed by the Servicer pursuant to the Financing Order and Servicing Agreement.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

     SECTION 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF TRANSITION BONDHOLDERS.

     (a) Without the consent of the Holders of any Transition Bonds but with prior notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, with the consent of the PUCT pursuant to Section 9.07 if such supplemental indenture increases ongoing qualified costs as defined in the Financing Order (which consent shall not be required with regard to the first Series Supplement), at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust

Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any Series Trust Estate, or to better assure, convey and confirm unto the Trustee any Series Trust Estate, or to subject additional property to the Lien of this Indenture;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any applicable successor of the covenants of the Issuer contained herein and in the Transition Bonds;

          (iii) to add to the covenants of the Issuer, for the benefit of the Transition Bondholders, or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to the Trustee for the benefit of the Holders, the Trustee and any swap counterparty;

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any Supplemental Indenture which may be inconsistent with any other provision herein or in any Supplemental Indenture, to make any other provisions with respect to matters or questions arising under this Indenture or in any Supplemental Indenture, to change in any manner or eliminate any provisions of this Indenture or to modify in any manner the rights of the Transition Bondholders under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Issuers' Opinion of Counsel, adversely affect in any material respect the interests of any Transition Bondholder and (ii) the Rating Agency Condition shall have been satisfied with respect thereto;

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor Trustee with respect to the Transition Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Article VI;

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

          (viii) to set forth the terms of any Series that has not theretofore been authorized by a Series Supplement;

          (ix) to qualify the Transition Bonds for registration with a Clearing Agency; or

          (x) to satisfy any Rating Agency requirements.

     The Trustee is hereby authorized to join in the execution of any such Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Transition Bonds, with the consent of the PUCT pursuant to Section 9.07 if such indenture or supplemental indenture increases ongoing qualified costs as defined in the Financing Order, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Transition Bonds under this Indenture; provided, however, that
(i) as evidenced by an Issuer's Opinion of Counsel, such action shall not adversely affect in any material respect the interests of any Transition Bondholder and (ii) the Rating Agency Condition shall have been satisfied with respect thereto;

     (c) The Trustee may, but shall not be required to, enter into any indenture supplemental hereto or to consent to or enter into any amendment of the Basic Documents unless it shall have received an Opinion of Counsel, addressed to the Trustee, satisfactory to it, that such supplement or amendment is authorized or permitted by this Article IX.

     SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF TRANSITION BONDHOLDERS. The Issuer and the Trustee, when authorized by an Issuer Order, also may, with the consent of the PUCT pursuant to Section 9.07 if the indenture or supplemental increases ongoing qualified costs as defined in the Financing Order, prior notice to the Rating Agencies and the consent of the Holders of not less than a majority of the Outstanding Amount of the Transition Bonds of the Series or Tranches to be affected, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Transition Bonds under this Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the Holder of each Outstanding Transition Bond of the Series or Tranches affected thereby:

          (i) change the date of payment of any installment of Principal of or premium, if any, or Interest on any Transition Bond, or reduce the principal amount thereof, the Bond Rate thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of this Indenture and the related applicable Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of Principal of or premium, if any, or Interest on the Transition Bonds, or change the currency in which any Transition Bond or the Interest thereon is payable;

          (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Transition Bonds on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

          (iii) reduce the percentage of the Outstanding Amount of the Transition Bonds or of a Series or Tranche thereof, the consent of the Holders of which is required for any such Supplemental Indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or defaults hereunder and their consequences provided for in this Indenture or modify or alter the provisions of the proviso to the definition of the term "Outstanding";

          (iv) reduce the percentage of the Outstanding Amount of Transition Bonds of affected Series required to direct the Trustee to direct the Issuer to sell or liquidate the Series Trust Estate securing such Series pursuant to Section 5.04 or to preserve the Series Trust Estate related to such Series pursuant to Section 5.05;

          (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that those provisions of this Indenture or the other Basic Documents referenced in this Section cannot be modified or waived without the consent of the Holder of each Outstanding Transition Bond affected thereby;

          (vi) modify any of the provisions of this Indenture in such manner so as to affect the amount of any payment of Interest, Principal or premium, if any, payable on any Transition Bond on any Payment Date or change the Redemption Dates, Expected Amortization Schedules or Series Final Maturity Dates or Tranche Final Maturity Dates of any Transition Bonds;

          (vii) decrease the Required Capital Amount with respect to any Series;

          (viii) modify or alter the provisions of this Indenture regarding the voting of Transition Bonds held by the Issuer, CenterPoint Houston, an Affiliate of either of them or any obligor on the Transition Bonds;

          (ix) decrease the percentage of the aggregate principal amount of Transition Bonds required to amend the sections of this Indenture which specify the applicable percentage of the aggregate principal amount of the Transition Bonds necessary to amend any Basic Document; or

          (x) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Transition Bond of the security provided by the Lien of this Indenture.

     It shall not be necessary for the PUCT or any Act of Transition Bondholders under this Section 9.02 to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if the PUCT or such Act of Transition Bondholders shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any Supplemental Indenture pursuant to this Section, the Trustee shall mail to the PUCT and the Holders of the Transition Bonds to which such amendment or Supplemental Indenture relates a notice setting forth in general terms the substance of such Supplemental Indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture. If any Transition Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer's listing agent shall arrange for publication in accordance with such rules of a notice that the notice regarding the Supplemental Indenture shall be available with the Issuer's listing agent in Luxembourg appointed pursuant to the second paragraph of Section 3.02.

     SECTION 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by any Supplemental Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections
6.01 and 6.02, shall be fully protected in relying upon, an Issuer Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     SECTION 9.04. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any Supplemental Indenture pursuant to the provisions hereof, this Indenture shall be deemed to be modified and amended in accordance therewith with respect to each Series or Tranche of Transition Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Transition Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 9.05. CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every Supplemental Indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

     SECTION 9.06. REFERENCE IN TRANSITION BONDS TO SUPPLEMENTAL INDENTURES. Transition Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Issuer or the Trustee shall so determine, new Transition Bonds so modified as to conform, in the opinion of the Trustee and the Issuer, to any such Supplemental Indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Transition Bonds.

     SECTION 9.07. PUCT CONSENT. To the extent the consent of the PUCT is required to effect any amendment to, modification of, or supplemental indenture to this Indenture or any provision of this Indenture,

     (a) The Issuer may request the consent of the PUCT by delivering to the PUCT's executive director and general counsel a written request for such consent, which request shall contain:

          (i) a reference to Docket No. 30485 and to any other Docket No. under which a Financing Order has been issued and a statement as to the possible effect of the amendment, modification or supplemental indenture on ongoing qualified costs;

          (ii) an Officer's Certificate stating that the proposed amendment, modification or supplemental indenture, as the case may be, has been approved by all parties to this Indenture; and

          (iii) a statement identifying the person to whom the PUCT or its staff is to address its consent to the proposed amendment, modification or supplemental indenture or request additional time;

     (b) The PUCT shall, within 30 days of receiving the request for consent complying with Section 9.07(a) above, either

          (i) provide notice of its consent or lack of consent to the person specified in Section 9.07(a)(iii) above, or

          (ii) be conclusively deemed to have consented to the proposed amendment, modification or supplemental indenture,

unless, within 30 days of receiving the request for consent complying with
Section 9.07(a) above, the PUCT or its staff delivers to the office of the person specified in Section 9.07(a)(iii) above a written statement requesting an additional amount of time not to exceed 30 days in which to consider whether to consent to the proposed amendment, modification or supplemental indenture. If the PUCT or its staff requests an extension of time in the manner set forth in the preceding sentence, then the PUCT shall either provide notice of its consent or lack of consent to the person specified in Section 9.07(a)(iii) above no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment, modification or supplemental indenture on the last day of such extension of time. Any amendment, modification or supplemental indenture requiring the consent of the PUCT shall become effective on the later of (i) the date proposed by the parties to such amendment, modification or supplemental indenture and (ii) the first day after the expiration of the 30-day period provided for in Section 9.07(b)(ii), or, if such period has been extended pursuant thereto, the first day after the expiration of such period as so extended.

                                    ARTICLE X

                         REDEMPTION OF TRANSITION BONDS

     SECTION 10.01. MANDATORY REDEMPTION BY ISSUER. The Issuer shall redeem all Transition Bonds of a Series that have been called for redemption pursuant to this Indenture on the Redemption Date or Dates, if any, in the amounts required, if any, and at the redemption price specified in the Series Supplement for such Series, which in any case shall be not less than the outstanding Principal amount of the Bonds to be redeemed, plus accrued Interest thereon to, but excluding, such Redemption Date. If the Issuer is required to redeem the Transition Bonds of a Series pursuant to this Section 10.01, it shall furnish written notice of such requirement to the Trustee not later than 25 days prior to the Redemption Date for such redemption and shall deposit with the Trustee the redemption price of the Transition Bonds to be redeemed plus all other amounts due and payable hereunder whereupon all such Transition Bonds shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 hereof to each Holder of the Transition Bonds of such Series pursuant to this Section 10.01.

     SECTION 10.02. FORM OF REDEMPTION NOTICE. Unless otherwise specified in the Series Supplement relating to a Series of Transition Bonds, notice of redemption under Section 10.01 hereof shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the applicable Redemption Date to each Holder of Transition Bonds to be redeemed, as of the close of business on the Record Date preceding the applicable Redemption Date at such Holder's address appearing in the Transition Bond Register.

     All notices of redemption shall state:

     (1) the Redemption Date;

     (2) if less than all Outstanding Transition Bonds of any Series are to be redeemed, the identification (and in the case of partial redemption of any Transition Bonds, the principal amounts) of the particular Transition Bonds to be redeemed;

     (3) the redemption price;

     (4) the place where such Transition Bonds are to be surrendered for payment of the redemption price and accrued interest (which shall be the office or agency of the Issuer to be maintained as provided in the first paragraph of
Section 3.02 hereof);

     (5) the CUSIP number, if applicable; and

     (6) the principal amount of Transition Bonds to be redeemed.

     Notice of redemption of the Transition Bonds to be redeemed shall be given by the Trustee in the name and at the expense of the Issuer. For so long as any Transition Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer's listing agent shall arrange that such notice will also be given by publication pursuant to such rules at least ten
(10) days prior to the Redemption Date. Failure to give notice of redemption, or any defect therein, to any Holder of any Transition Bond selected for redemption shall not impair or affect the validity of the redemption of any other Transition Bond. Notice of optional redemption shall be irrevocable once given.

     SECTION 10.03. PAYMENT OF REDEMPTION PRICE. If notice of redemption has been duly mailed, or duly waived by the Holders of all Transition Bonds called for redemption, and the redemption moneys have been duly deposited with the Trustee, then the Transition Bonds called for redemption shall be payable on the applicable Redemption Date at the applicable redemption price. No further Interest will accrue on the principal amount of any Transition Bonds called for redemption after the Redemption Date for such redemption if payment of the redemption price thereof has been duly provided for, and the Holder of such

Transition Bonds will have no rights with respect thereto, except to receive payment of the redemption price thereof and unpaid interest accrued to the Redemption Date. Payment of the redemption price together with accrued Interest shall be made by the Trustee to or upon the order of the Holders of the Transition Bonds called for redemption upon surrender of such Transition Bonds, and the Transition Bonds so redeemed shall cease to be of further effect and the Lien of this Indenture shall be released with respect to such Transition Bonds.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.01. COMPLIANCE CERTIFICATES AND OPINIONS, ETC. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Issuer Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Issuer Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and
(iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     SECTION 11.02. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon, in the absence of bad faith, an Opinion of Counsel.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely conclusively upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     SECTION 11.03. ACTS OF TRANSITION BONDHOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Transition Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Transition Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Transition Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

     (c) The ownership of Transition Bonds shall be proved by the Transition Bond Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Transition Bonds shall bind the Holder of every Transition Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Transition Bond.

     SECTION 11.04. NOTICES, ETC., TO TRUSTEE, PAYING AGENT, SECURITIES INTERMEDIARY, TRANSITION BOND REGISTRAR, ISSUER, PUCT AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Transition Bondholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

     (a) the Trustee, the Paying Agent, the Securities Intermediary or the Transition Bond Registrar by any Transition Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to the Trustee, the Paying Agent or the Transition Bond Registrar, as applicable, at its Corporate Trust Office, or

     (b) the Issuer by the Trustee, the Paying Agent, the Securities Intermediary, the Transition Bond Registrar or any Transition Bondholder shall be sufficient for every purpose hereunder if in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to the Issuer addressed to: CenterPoint Energy Transition Bond Company II, LLC, 1111 Louisiana Street, Suite 4655B, Houston, Texas 77002,
Attention: Manager, or at any other address previously furnished in writing to the Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Transition Bondholders to the Trustee, the Paying Agent and the Transition Bond Registrar.

     Notices required to be given to the Rating Agencies by the Issuer, the Trustee, the Paying Agent, the Securities Intermediary, the Transition Bond Registrar or a Manager shall be in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to: (i) in the case of Moody's: Moody's Investors Service, Inc.,
Attention: ABS Monitoring Department, 99 Church Street, New York, New York 10007; (ii) in the case of Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, 55 Water Street New York, NY 10041, Attention: Asset Backed Surveillance Department; and (iii) in the case of Fitch: Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance.

     Notices required to be given to the PUCT shall be in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to Public Utility Commission of Texas, 1701
N. Congress Avenue, Austin, Texas 78711-3326, Attention: Executive Director and General Counsel.

     SECTION 11.05. NOTICES TO TRANSITION BONDHOLDERS; WAIVER. Where this Indenture provides for notice to Transition Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered by first-class mail, postage prepaid, to each Transition Bondholder affected by such event, at the address of such Transition Bondholder as it appears on the Transition Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Transition Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Transition Bondholder shall affect the sufficiency of such notice with respect to other Transition Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Transition Bondholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case it shall be impractical to deliver notice in accordance with the first paragraph of this Section 11.05 to the Holders of Transition Bonds when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

     SECTION 11.06. ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Transition Bonds to the contrary, the Issuer may enter into any agreement with any Holder of a Transition Bond providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     SECTION 11.07. NOTICES TO LUXEMBOURG STOCK EXCHANGE.

     (a) For so long as any Transition Bonds are listed on the Luxembourg Stock Exchange and to the extent the rules of such exchange so require, the Issuer shall notify the Luxembourg Stock Exchange and any agent appointed pursuant to the second paragraph of Section 3.02 if any rating assigned to such Transition Bonds is reduced or withdrawn and shall arrange for such notice to be published pursuant to the rules of such exchange.

     (b) For so long as any Transition Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Trustee shall make available to the Holders of such Transition Bonds and shall deposit in accordance with the written direction of the Issuer on file with the Issuer's listing agent in Luxembourg appointed pursuant to Section 3.02 copies of any documents executed in connection with this Indenture reasonably requested by the Issuer's listing agent and the reports of independent certified public accountants obtained with respect to the Issuer pursuant to this Indenture.

     SECTION 11.08. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     SECTION 11.09. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 11.10. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Transition Bonds by the Issuer shall bind its successors and permitted assigns, whether so expressed or not.

     All agreements of the Trustee in this Indenture shall bind its successors.

     The Trustee shall provide written notice to the Rating Agencies of any assignment of its obligations under this Agreement.

     SECTION 11.11. SEPARABILITY. In case any provision in this Indenture or in the Transition Bonds shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.12. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Transition Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Transition Bondholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 11.13. LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Transition Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     SECTION 11.14. GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. NOTWITHSTANDING THE FOREGOING, FOR PURPOSES OF CHAPTER 8 OF THE UCC AS ENACTED IN THE STATE OF TEXAS AND ARTICLE 8 OF THE UCC AS ENACTED IN THE STATE OF NEW YORK, OR CHAPTER 8 OR ARTICLE 8 (OR CORRESPONDING PROVISION) OF THE UCC AS ENACTED IN ANY OTHER STATE, THE JURISDICTION OF THE SECURITIES INTERMEDIARY SHALL BE THE STATE OF NEW YORK.

     SECTION 11.15. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.16. ISSUER OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Transition Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Member or any Manager, employee or agent of the Issuer or (ii) any stockholder, officer, director, employee or agent of the Trustee (it being understood that none of the Trustee's obligations are in its individual capacity).

     SECTION 11.17. NO PETITION. The Trustee, by entering into this Indenture, and each Holder, by accepting a Transition Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date that is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Issuer. Nothing in this paragraph shall preclude, or be deemed to estop, such Holder (A) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Issuer that is filed or commenced by or on behalf of a person other than such Holder and is not joined in by such Holder (or any person to which such holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) under or pursuant to any such law, or (B) from commencing or prosecuting any legal action that is not an involuntary case or proceeding under or pursuant to any such law against the Issuer or any of its properties.

     SECTION 11.18. INTERCREDITOR AGREEMENT. The Trustee is hereby authorized, upon receipt of an Issuer Request, to execute and deliver any Intercreditor Agreement provided to it by the Issuer that does not materially and adversely affect any Holder's rights in and to any Series Trust Estate, or otherwise hereunder. Such request shall be accompanied by an Officer's Certificate, upon which the Trustee may rely conclusively with no duty of independent investigation or inquiry, to the effect that such Intercreditor Agreement does not materially and adversely affect any Holder's rights in and to any Series Trust Estate or otherwise hereunder. Each Intercreditor Agreement shall be binding on the Holders.

     IN WITNESS WHEREOF, the Issuer, the Trustee and the Securities Intermediary have caused this Indenture to be duly executed by their respective managers or officers thereunto duly authorized, all as of the day and year first above written.

                                        CENTERPOINT ENERGY TRANSITION BOND
                                        COMPANY II, LLC


                                        By: /s/ MARC KILBRIDE
                                            ------------------------------------
                                        Name: Marc Kilbride
                                        Title: Manager


                                        WILMINGTON TRUST COMPANY, as Trustee


                                        By: /s/ ERWIN M. SORIANO
                                            ------------------------------------
                                        Name: Erwin M. Soriano
                                        Title: Assistant Vice President


                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        as Securities Intermediary


                                        By: /s/ JENNA KAUFMAN
                                           -------------------------------------
                                        Name: Jenna Kaufman
                                        Title: Vice President



DEUTSCHE BANK TRUST COMPANY AMERICAS
hereby agrees to act as Paying Agent, Transition Bond Registrar, authenticating agent and agent under Section 3.02 hereof, all as set forth in this Indenture.


By: /s/ JENNA KAUFMAN
    ---------------------------------
Name: Jenna Kaufman
Title: Vice President

                                   SCHEDULE 1

                    FORM OF SEMIANNUAL SERVICER'S CERTIFICATE
               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC
                    $1,851,000,000 SERIES A TRANSITION BONDS

               Pursuant to Section 6 of Annex 1 to the Transition
                        Property Servicing Agreement (the
                  "Agreement"), dated as of December 16, 2005,
                  between CenterPoint Energy Houston Electric,
                    LLC, as Servicer, and CenterPoint Energy
                   Transition Bond Company II, LLC, as Issuer,
                  the Servicer does hereby certify as follows:

                         Capitalized terms used in this
                        Semiannual Servicer's Certificate
                        have their respective meanings as
                           set forth in the Agreement.
                          References herein to certain
                          sections and subsections are
                                   references
          to the respective sections and subsections of the Agreement.

        Collection Periods:                    through
                            ------------------         -----------------
                        Payment Date:
                                      -------------------
                      Today's Date:
                                    ----------------------

1. COLLECTIONS ALLOCABLE AND AGGREGATE AMOUNTS AVAILABLE FOR CURRENT
   PAYMENT DATE:
      i.     Remittances for the December 16 through 31, 2005
             Collection Period                                                              0.00
      ii.    Remittances for the January 1 through 31, 2006
             Collection Period                                                              0.00
      iii.   Remittances for the February 1 through 28, 2006
             Collection Period                                                              0.00
      iv.    Remittances for the March 1 through 31, 2006 Collection Period                 0.00
      v.     Remittances for the April 1 through 30, 2006 Collection Period                 0.00
      vi.    Remittances for the May 1 through 31, 2006 Collection Period                   0.00
      vii.   Remittances for the June 1 through 30, 2006 Collection Period                  0.00
      viii.  Remittances for the July 1 through 31, 2006 Collection Period                  0.00
      ix.    Net Earnings on Collection Account                                             0.00
                                                                                            ----
      x.     General Subaccount Balance (sum of i through ix above)                         0.00

      xi.    Excess Funds Subaccount Balance as of Closing Date                             0.00
      xii.   Capital Subaccount Balance as of Closing Date                          9,255,000.00
                                                                                    ------------
      xiii.  Collection Account Balance (sum of x through xii above)                        0.00
                                                                                            ====

2. OUTSTANDING AMOUNTS AS OF CLOSING DATE:
      i.     Tranche A-1 Principal Balance                                                  0.00
      ii.    Tranche A-2 Principal Balance                                                  0.00
      iii.   Tranche A-3 Principal Balance                                                  0.00
      iv.    Tranche A-4 Principal Balance                                                  0.00
      v.     Tranche A-5 Principal Balance                                                  0.00
                                                                                            ----
      vi.    Aggregate Principal Balance of all Series A Transition Bonds                   0.00
                                                                                            ====

3. REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:
                                                                               Projected
                                                                               Principal                  Semiannual
             Series A Principal                                                 Balance                  Principal Due

      i.     Tranche A-1                                                                    0.00                          0.00
      ii.    Tranche A-2                                                                    0.00                          0.00
      iii.   Tranche A-3                                                                    0.00                          0.00
      iv.    Tranche A-4                                                                    0.00                          0.00
      v.     Tranche A-4                                                                    0.00                          0.00
                                                                                            ----                          ----
      vi.    For all Series A Transition Bonds                                              0.00                          0.00
                                                                                            ====                          ====


                                                                              Transition                    Days in
                                                                                 Bond                      Interest
                                                                             Interest Rate                Period (1)    Interest Due

      vii.   Required Tranche A-1 Interest                                                4.840%               0                0.00
      viii.  Required Tranche A-2 Interest                                                4.970%               0                0.00
      ix.    Required Tranche A-3 Interest                                                5.090%               0                0.00
      x.     Required Tranche A-4 Interest                                                5.170%               0                0.00
      xi.    Required Tranche A-5 Interest                                                5.302%               0                0.00

      (1) On 30/360 Day basis.


                                                                                                            Funding
                                                                            Required Level                 Required

      xii.   Capital Subaccount                                                     9,255,000.00                          0.00




4. ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT
   TO SECTION [8.02(d)] OF INDENTURE:
      i.     Trustee Fees and Expenses                                                      0.00
      ii.    Servicing Fee                                                                  0.00
      iii.   Administration Fee and Independent Managers Fee                                0.00
      iv.    Operating Expenses                                                             0.00
      v.     Semiannual Interest (including any past-due Semiannual
             Interest for prior periods)
                                                                                                          Per $1,000
                                                                                                          of Original
             Series A                                                          Aggregate               Principal Amount

             1. Tranche A-1 Interest Payment                                                0.00                          0.00
             2. Tranche A-2 Interest Payment                                                0.00                          0.00
             3. Tranche A-3 Interest Payment                                                0.00                          0.00
             4. Tranche A-4 Interest Payment                                                0.00                          0.00
             5. Tranche A-5 Interest Payment                                                0.00                          0.00

      vi.    Principal Due and Payable as a result of Event of Default
             or on Final Maturity Date
                                                                                                          Per $1,000
                                                                                                          of Original
             Series A                                                          Aggregate               Principal Amount

             1. Tranche A-1 Principal Payment                                               0.00                          0.00
             2. Tranche A-2 Principal Payment                                               0.00                          0.00
             3. Tranche A-3 Principal Payment                                               0.00                          0.00
             4. Tranche A-4 Principal Payment                                               0.00                          0.00
             5. Tranche A-5 Principal Payment                                               0.00                          0.00

      vii.   Semiannual Principal
                                                                                                          Per $1,000
                                                                                                          of Original
             Series A                                                          Aggregate               Principal Amount

             1. Tranche A-1 Principal Payment                                               0.00                          0.00
             2. Tranche A-2 Principal Payment                                               0.00                          0.00
             3. Tranche A-3 Principal Payment                                               0.00                          0.00
             4. Tranche A-4 Principal Payment                                               0.00                          0.00
             5. Tranche A-5 Principal Payment                                               0.00                          0.00

      viii.  Amounts Payable to Credit Enhancement Providers
             (if applicable)                                                                 N/A
      ix.    Operating Expenses not Paid under Clause (iv) above                            0.00
      x.     Funding of Capital Subaccount (to required level)                              0.00
      xi.    Net Earnings in Capital Subaccount Released to Issuer                          0.00
      xii.   Deposits to Excess Funds Subaccount                                            0.00
      xiii.  Released to Issuer upon Series Retirement: Collection
             Account                                                                        0.00


5. SUBACCOUNT WITHDRAWALS AS OF CURRENT PAYMENT DATE
    (IF APPLICABLE, PURSUANT TO SECTION [8.02(e)] OF INDENTURE):
      i.     Excess Funds Subaccount (available for 4.i. through 4.xi.)                     0.00
      ii.    Capital Subaccount (available for 4.i. through 4.ix.)                          0.00
                                                                                            ----
      iii.   Total Withdrawals                                                              0.00
                                                                                            ====

6. OUTSTANDING AMOUNT AND COLLECTION ACCOUNT BALANCE AS OF
   CURRENT PAYMENT DATE
(AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH PAYMENT DATE):

             Series A
      i.     Tranche A-1 Principal Balance                                                  0.00
      ii.    Tranche A-2 Principal Balance                                                  0.00
      iii.   Tranche A-3 Principal Balance                                                  0.00
      iv.    Tranche A-4 Principal Balance                                                  0.00
      v.     Tranche A-5 Principal Balance                                                  0.00
                                                                                            ----
      vi.    Aggregate Principal Balance for all Series A Transition Bonds                  0.00
                                                                                            ====

      vii.   Excess Funds Subaccount Balance                                                0.00
      viii.  Capital Subaccount Balance                                                     0.00
                                                                                            ----
      ix.    Aggregate Collection Account Balance                                           0.00
                                                                                            ====

7. SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT DATE
(AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH PAYMENT DATE):
      i.     Semiannual Interest
             Series A
             1. Tranche A-1 Bond Interest Payment                                           0.00
             2. Tranche A-2 Bond Interest Payment                                           0.00
             3. Tranche A-3 Bond Interest Payment                                           0.00
             4. Tranche A-4 Bond Interest Payment                                           0.00
             5. Tranche A-5 Bond Interest Payment                                           0.00

      ii.    Semiannual Principal
             Series A
             1. Tranche A-1 Principal Payment                                               0.00
             2. Tranche A-2 Principal Payment                                               0.00
             3. Tranche A-3 Principal Payment                                               0.00
             4. Tranche A-4 Principal Payment                                               0.00
             5. Tranche A-5 Principal Payment                                               0.00

8. SHORTFALLS IN REQUIRED SUBACCOUNT LEVELS AS OF CURRENT PAYMENT DATE (AFTER
GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH PAYMENT DATE):
      i.     Capital Subaccount                                                             0.00



       IN WITNESS HEREOF, the undersigned has duly executed and delivered
       this Semiannual Servicer's Certificate this       day of
                                                  -------
                       , 20    .
       ----------------    ----

       CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Servicer

       by:
                ----------------------------------------------------------------
                [Name]
                [Title]

                                   SCHEDULE 2a

                           STATUTORY TRUE-SALE OPINION

                             [omitted from filing]

                                   SCHEDULE 2b

                       STATE LAW SECURITY INTEREST OPINION

                             [omitted from filing]

                                  SCHEDULE 2c

                                  UCC OPINION

                             [omitted from filing]

                                   APPENDIX A

                               MASTER DEFINITIONS

     The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

     "Accounts" means, collectively, the Collection Account (and each sub-account thereof, including, without limitation, the General Subaccount, the Capital Subaccount, the Overcollateralization Subaccount, the Defeasance Subaccount, the Excess Funds Subaccount and each Tranche Subaccount) and each REP Deposit Account.

     "Act" has the meaning specified in Section 11.03 of the Indenture.

     "Addition Notice" means, with respect to the transfer of Subsequent Transition Property to the Issuer, notice, which shall be given by the Seller to the Issuer, the PUCT and the Rating Agencies not later than 10 days prior to the related Subsequent Transfer Date, specifying the Subsequent Transfer Date for such Subsequent Transition Property.

     "Adjustment Date" has the meaning specified in the applicable Servicing Agreement.

     "Administration Agreement" means the Administration Agreement dated as of December 16, 2005, between CenterPoint Houston, as Administrator, and the Issuer, as the same may be amended and supplemented from time to time.

     "Administrator" means CenterPoint Houston as administrator under the Administration Agreement and each successor to or assignee of CenterPoint Houston in the same capacity.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

     "Annual Accountant's Report" has the meaning assigned to that term in the applicable Servicing Agreement.

     "Authorized Denominations" means, with respect to any Series or Tranche of Transition Bonds, $1,000 and integral multiples thereof, or such other denominations as may be specified in the Series Supplement therefor.

     "Authorized Officer" means (i) with respect to any Person that is a corporation or a limited liability company, any manager, the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person, (ii) with respect to any Person that is a partnership, the President, any Vice President, Treasurer or Secretary (or Assistant Secretary) of a general partner or managing partner of such Person; provided that in respect of the Issuer, Authorized Officer means any Manager or the Member and, with respect to the Member, any officer who is authorized to act for the Member in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Member to the Trustee as of the date hereof (as such list may be modified or supplemented from time to time thereafter).

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.), as amended from time to time.

     "Basic Documents" means the Issuer LLC Agreement, the Issuer Certificate of Formation, each Sale Agreement, each Servicing Agreement, each Intercreditor Agreement, each swap agreement, the Administration Agreement, the Indenture, any Supplemental Indentures, each DTC Agreement, each Underwriting Agreement and any Bills of Sale.

     "Bill of Sale" means any bill of sale issued by the Seller to the Issuer pursuant to any Sale Agreement evidencing the sale of Transition Property by the Seller to the Issuer.

     "Bond Rate" means, with respect to each Series or, if applicable, each Tranche of Transition Bonds, the rate at which interest accrues on the principal balance of Transition Bonds of such Series or Tranche, as specified in the Series Supplement therefor.

     "Book-Entry Security" means a security maintained in the form of entries (including, without limitation, the security entitlements in, and the financial assets based on, such security) in the commercial book-entry system of the Federal Reserve System.

     "Book-Entry Transition Bonds" means beneficial interests in the Transition Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

     "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Houston, Texas, or in the City of New York, New York, are required or authorized by law or executive order to remain closed.

     "Calculation Date" means, with respect to each Series of Transition Bonds, the date on which the calculations and filings set forth in Annex 1 to the applicable Servicing Agreement will be made each year.

     "Capital Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.

     "CenterPoint Houston" means CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, or its successors.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Collection Account" has the meaning specified in Section 8.02(a) of the Indenture.

     "Collections" means amounts collected in respect of Transition Charges.

     "Commission" means the U.S. Securities and Exchange Commission, and any successor thereof.

     "Corporate Trust Office" means, as the context requires, either (1) the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date of the execution of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration,
Ref: CenterPoint Energy Transition Bond Company II, LLC, or at such other address as the Trustee may designate from time to time by notice to the Transition Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will provide to the Transition Bondholders and the Issuer) or (2) the principal office of the Paying Agent or Transition Bond Registrar at which at any particular time its corporate trust business shall be administered, each of which offices as of the date of the execution of this Indenture is located at Deutsche Bank Trust Company Americas, Attn: Peter Becker, Structured Finance Services, Trust & Securities Services, 60 Wall Street, 26th floor, Mail Stop NYC60-2606, New York, NY 10005, with a copy to Deutsche Bank National Trust Company, Attn: Peter Becker, Structured Finance Services, MS: 01-0105, 25 Deforest Ave, Summit, New Jersey 07901, or at such other address as the Paying Agent or Transition Bond Registrar respectively may designate from time to time by notice to the Transition Bondholders and the Issuer, or the principal corporate trust office of any successor Paying Agent or Transition Bond Registrar (the address of which the successor will provide to the Transition Bondholders, the Trustee and the Issuer).

     "Covenant Defeasance Option" has the meaning specified in Section 4.01(b) of the Indenture.

     "Customers" means all existing and future retail electric customers located within CenterPoint Houston's service territory as it existed on May 1, 1999, except for (A) certain categories of existing customers whose load had been lawfully served (i) by a fully operational qualifying facility before September 1, 2001 if the facility was supported by substantially complete filings for site-specific environmental permits on or before December 31, 1999, or (ii) by an on-site power production facility with a rated capacity of 10 megawatts or less or (B) customers in a multiple certificated service territory who requested to switch providers on or before May 1, 1999 or were not taking service from the CenterPoint Houston on, and do not do so after, May 1, 1999.

     "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Defeasance Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.

     "Definitive Transition Bonds" has the meaning specified in Section 2.11 of the Indenture.

     "Depositing REP" means a retail electric provider, as that term is defined in the Texas Electric Choice Plan, who provides the Trustee with a cash deposit pursuant to the Financing Order.

     "DTC" means The Depository Trust Company.

     "DTC Agreement" means any applicable Letter of Representations among the Issuer, the Transition Bond Registrar and DTC or other applicable Clearing Agency, relating to the Clearing Agency's rights and obligations (in its capacity as Clearing Agency) with respect to any Book-Entry Transition Bonds, as the same may be amended and supplemented from time to time.

     "Eligible Guarantor Institution" means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

          (a)  a bank;

          (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

          (c) a credit union;

          (d) a national securities exchange, registered securities association or clearing agency; or

          (e) a savings association that is a participant in a securities transfer association.

     "Eligible Institution" means:

          (a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

          (b) the trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which

               (i) has either

                    (A) with respect to any Eligible Investment having a
               maturity of greater than one month, a long-term unsecured debt rating of "AA-" by Standard & Poor's, "A2" by Moody's and, if Fitch provides a rating thereon, the equivalent of the lower of those two ratings by Fitch or

                    (B) with respect to any Eligible Investment having a
               maturity of one month or less, a certificate of deposit rating of "A-1+" by Standard & Poor's, "P-1" by Moody's and, if Fitch provides a rating thereon, "F-1+" by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and

               (ii) whose deposits are insured by the FDIC.

     "Eligible Investments" mean Book-Entry Securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have either (i) a long-term unsecured debt rating from Moody's, Standard & Poor's and, if Fitch provides a rating thereon, Fitch of at least "Aa3," "AA" and "AA," respectively, or (ii) a certificate of deposit rating from Moody's and Standard & Poor's of at least "P-1" and "A-1+," respectively, and, if Fitch provides a rating thereon, "F-1+" by Fitch;

          (c) commercial paper or other short term obligations of any Person organized under the laws of any State (other than CenterPoint Houston, Reliant Energy, Inc. or any of their affiliates) whose ratings, at the time of the investment or contractual commitment to invest therein, from Moody's and Standard & Poor's shall be at least "P-1" and "A-1+," respectively and, if Fitch provides a rating thereon, "F-1+" by Fitch;

          (d) investments in money market funds having a rating from Moody's, Standard & Poor's and, if Fitch provides a rating thereon, Fitch of "Aaa," "AAA" and "AAA," respectively (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

          (g) repurchase obligations with respect to any security or whole loan entered into with

               (i) a depository institution or trust company (acting as principal) described in clause (b) above (any depository institution or trust company being referred to in this definition as a "financial institution"),

               (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a "broker/dealer"), the unsecured short-term debt obligations of which are rated at least "P-1" by Moody's, "A-1+" by Standard & Poor's and, if Fitch provides a rating thereon, "F-1+" by Fitch at the time of entering into this repurchase obligation, or

               (iii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least "P-1" by Moody's, "A-1+" by Standard & Poor's and, if Fitch provides a rating thereon, "F-1+" by Fitch at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; or

          (h) any other investment permitted by each of the Rating Agencies;

provided, that (a) any Book-Entry Security, instrument or security having a maturity of one month or less that would be an Eligible Investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such Book-Entry Security, instrument or security, or the obligor thereon, has a short-term unsecured debt rating of at least "P-1" by Moody's, "A-1+" by S&P and, if Fitch provides a rating thereon, "F-1+" by Fitch, and (b) any Book-Entry Security, instrument or security having a maturity of greater than one month that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such Book-Entry Security, instrument or security, or the obligor thereon, has a long-term unsecured debt rating of at least "AA-" by S&P or "Aa3" by Moody's (and, if Fitch provides a rating thereon, "AA-" by Fitch) and a short-term unsecured debt rating of at least "P-1" by Moody's or the equivalent thereof by S&P (and Fitch, if Fitch provides a rating thereon);

provided, further, that unless otherwise permitted by the applicable Rating Agencies, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at that institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days.

     "Eligible Securities Account" means either:

          (a) a segregated non-interest-bearing trust account with an Eligible Institution or

          (b) a segregated non-interest-bearing trust account with the corporate trust department of a depository institution organized under the laws of the United States of

     America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the unsecured securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Event of Default" has the meaning specified in Section 5.01 of the Indenture.

     "Excess Funds Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expected Final Payment Date" means, with respect to each Series or, if applicable, each Tranche of Transition Bonds, the date when all interest and principal is scheduled to be paid for that Series or Tranche in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

     "Expected Amortization Schedule" means, with respect to each Series or, if applicable, each Tranche of Transition Bonds, the expected amortization schedule for principal thereof, as specified in the Series Supplement therefor.

     "FDIC" means the Federal Deposit Insurance Corporation or any successor.

     "Federal Book-Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills, and Subpart D ("Additional Provisions") of 31 C.F.R. part 357, Section
357.10 through Section 357.14 and Section 357.41 through Section 357.44 (including related defined terms in 31 C.F.R. Section 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause
(a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

     "Final Maturity Date" means, for each Series or, if applicable, each Tranche of Transition Bonds, the date by which all Principal and Interest on the Transition Bonds is required to be paid, as specified in the Series Supplement therefor.

     "Financing Issuance" means an issuance of a new Series of Transition Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Transition Property.

     "Financing Order" means the Financing Order issued by the PUCT on March 16, 2005, in Docket No. 30485 and any subsequent financing order issued by the PUCT to CenterPoint Houston pursuant to which CenterPoint Houston transfers its rights and interests thereunder to the Issuer in connection with the issuance of a separate Series of Transition Bonds.

     "Fitch" means Fitch Ratings or any successor thereto.

     "Floating Rate Bonds" means any Series or Tranche of Transition Bonds that accrues interest at a variable rate determined as described in the related Series Supplement, if any.

     "General Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.

     "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, deliver, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Trust Estate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Holder" or "Transition Bondholder" means the Person in whose name a Transition Bond of any Series or Tranche is registered on the Transition Bond Register.

     "Indemnity Amounts" means any indemnification obligations payable by the Servicer pursuant to any Servicing Agreement, the Seller pursuant to any Sale Agreement or the Issuer pursuant to Section 6.07 of the Indenture.

     "Indenture" means this Indenture dated as of December 16, 2005, among the Issuer, the Trustee and the Securities Intermediary, as the same may be amended and supplemented from time to time by one or more Series Supplements or Supplemental Indentures, and shall include the forms and terms of the Transition Bonds established thereunder.

     "Independent" means, when used with respect to any specified Person, that the Person

          (a) is in fact independent of the Issuer, any other obligor upon the Transition Bonds, CenterPoint Houston and any Affiliate of any of the foregoing Persons,

          (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, CenterPoint Houston or any Affiliate of any of the foregoing Persons and

          (c) is not connected with the Issuer, any such other obligor, CenterPoint Houston or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Trustee made by an Independent appraiser from a nationally reputable appraisal firm or other expert appointed by an Issuer Order in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

     "Initial Transfer Date" means the Series Issuance Date for the first Series of Transition Bonds.

     "Intercreditor Agreement" means any intercreditor agreement that CenterPoint Houston, as Seller, enters into with the Trustee, the Issuer, CenterPoint Energy Transition Bond Company, LLC, Deutsche Bank Trust Company Americas, as successor in interest to Bankers Trust Co., as trustee under that certain indenture dated as of October 24, 2001, related to the transition bonds issued by CenterPoint Energy Transition Bond Company, LLC, and other parties.

     "Interest" means, for any Payment Date for any Series or Tranche of Transition Bonds, the sum, without duplication, of:

          (a) an amount equal to the amount of interest accrued at the applicable interest rates from the prior Payment Date or, with respect to the first Payment Date, the amount of interest accrued since the Initial Transfer Date, with respect to that Series or Tranche;

          (b) any unpaid interest plus, to the extent permitted by law, any interest accrued on this unpaid interest at the applicable interest rate;

          (c) if the Transition Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

          (d) with respect to a Series or Tranche to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on such Series or Tranche upon such redemption.

     "Issuer" means CenterPoint Energy Transition Bond Company II, LLC, a Delaware limited liability company, or any successor thereto pursuant to Section
3.11 of the Indenture.

     "Issuer Certificate of Formation" means the Certificate of Formation of the Issuer that was filed with the Delaware Secretary of State on December 3, 2004, as amended and restated on December 14, 2005, as the same may be amended and restated from time to time.

     "Issuer LLC Agreement" means the Limited Liability Company Agreement between the Issuer and CenterPoint Houston, as sole Member, effective as of December 3, 2004, as amended and restated on December 16, 2005, as the same may be amended and supplemented from time to time.

     "Issuer Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Trustee and the PUCT, and which opinion or opinions shall be addressed to the Trustee, as Trustee, and shall be in a form reasonably satisfactory to the Trustee.

     "Issuer Officer's Certificate" means a certificate on behalf of the Issuer signed by any Authorized Officer of the Issuer and delivered to the Trustee.

     "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

     "Legal Defeasance Option" has the meaning specified in Section 4.01(b) of the Indenture.

     "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

     "Losses" means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

     "Majority Holders" means the Holders of a majority of the Outstanding Amount of the Transition Bonds of all Series.

     "Manager" means any manager of the Issuer.

     "Member" means CenterPoint Houston, as the sole member of the Issuer, or any successor thereto.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "Officer's Certificate" means, in respect of any Person, an officer's certificate signed by an Authorized Officer of such Person; provided that unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     "Operating Expenses" means, with respect to the Issuer, all fees, costs and expenses owed by the Issuer with respect to a Series of Transition Bonds, including all amounts owed by the Issuer to the Trustee relating to that Series, the Servicing Fee relating to that Series (but excluding costs and expenses incurred by the Servicer except as specifically set forth in Section 5.08 of the Servicing Agreement relating to that Series), the fees and expenses relating to that Series payable by the Issuer to the Administrator under the Administration Agreement (but excluding any costs and expenses incurred by the Administrator in carrying out its duties under the Administration Agreement other than costs and expenses for services provided by unaffiliated third parties relating to that Series incurred by the Administrator in accordance with Sections 2 and 3 of the Administration Agreement), the fees and expenses relating to that Series payable by the Issuer to the independent managers of the Issuer, legal fees and expenses of the Servicer pursuant to the applicable Servicing Agreement relating to that Series, and legal and accounting fees, costs and expenses of the Issuer relating to that Series.

     "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to CenterPoint Houston or the Issuer, which counsel shall be reasonably acceptable to the Trustee, the PUCT, the Issuer or the Rating Agencies and which shall be in form reasonably satisfactory to the Trustee or the PUCT, if applicable.

     "Outstanding" with respect to Transition Bonds means, as of the date of determination, all Transition Bonds theretofore authenticated and delivered under the Indenture except:

          (a) Transition Bonds theretofore canceled by the Transition Bond Registrar or delivered to the Transition Bond Registrar for cancellation;

          (b) Transition Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Transition Bonds; provided, however, that if such Transition

     Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee; and

          (c) Transition Bonds in exchange for or in lieu of other Transition Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Transition Bonds are held by a bona fide purchaser;

     provided that in determining whether the Holders of the requisite Outstanding Amount of the Transition Bonds or any Series or Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Transition Bonds owned by the Issuer, any other obligor upon the Transition Bonds, CenterPoint Houston or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Transition Bonds that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Transition Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Transition Bonds and that the pledgee is not the Issuer, any other obligor upon the Transition Bonds, the Servicer or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means the aggregate principal amount of all Outstanding Transition Bonds or, if the context requires, all Outstanding Transition Bonds of a Series or Tranche Outstanding at the date of determination.

     "Overcollateralization Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.

     "Paying Agent" means the entity so designated in Section 3.03 of the Indenture or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of Principal of or premium, if any, or Interest on the Transition Bonds on behalf of the Issuer.

     "Payment Date" means, with respect to each Series or, if applicable, each Tranche of Transition Bonds, each date or dates specified as Payment Dates for such Series or Tranche in the Series Supplement therefor, provided that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Transition Bond" means, with respect to any particular Transition Bond, every previous Transition Bond evidencing all or a portion of the same debt as that evidenced by such particular Transition Bond; and, for the purpose of this definition, any Transition Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Transition Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Transition Bond.

     "Principal" means, with respect to any Payment Date and each Series or, if applicable, each Tranche of Transition Bonds the sum, without duplication, of:

          (a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Amortization Schedule;

          (b) the amount of principal due on the Final Maturity Date of any Series or Tranche if such Payment Date is the final Maturity Date;

          (c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Transition Bonds;

          (d) the amount of principal and premium, if any, due as a result of a redemption of Transition Bonds prior to such Payment Date; and

          (e) any unpaid and previously scheduled payments of principal and overdue payments of principal.

     "Pro Rata" has the meaning specified for such term in Section 8.02(d) of the Indenture.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Projected Transition Bond Balance" means, as of any date, the anticipated Outstanding Amount of Transition Bonds after giving effect to payment of the sum of the amounts provided for in the Expected Amortization Schedules for each outstanding Series of Transition Bonds and such date.

     "PUCT" means the Public Utility Commission of Texas or any successor entity thereto.

     "Qualified Costs" has the meaning assigned to that term in the Texas Electric Choice Plan and one or more Financing Orders, in each case as applicable to the Series of Transition Bonds to which that Financing Order relates.

     "Rating Agency" means any rating agency rating the Transition Bonds of any Tranche or Series at the time of issuance thereof at the request of the Issuer, which initially shall be Moody's, Fitch and S&P. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, written notice of which designation shall be given to the Trustee and the Servicer.

     "Rating Agency Condition," with respect to the issuance of a new Series of Transition Bonds, has the meaning set forth in Section 2.10(7) of the Indenture and, with respect to any other action, means the notification in writing to each Rating Agency of such action, and confirmation from S&P to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any outstanding Series or Tranche of Transition Bonds.

     "Record Date" means, with respect to any Payment Date for a Series or Tranche, the date set forth as such in the Series Supplement therefor.

     "Redemption Date" means, with respect to each Series or, if applicable, each Tranche of Transition Bonds, the date for the redemption of the Transition Bonds of such Series or Tranche pursuant to Section 10.01 of the Indenture or the Series Supplement for such Series or Tranche, which in each case shall be a Payment Date.

     "Refunding Issuance" means issuance of a new Series of Transition Bonds hereunder to pay the cost of refunding, through redemption or payment on the Expected Final Payment Date for a Series or Tranche of Transition Bonds, all or part of the Transition Bonds of such Series or Tranche to the extent permitted by the terms thereof.

     "REP" means a retail electric provider under the Financing Order.

     "REP Deposit Account" has the meaning specified in Section 8.06 of the Indenture.

     "Required Capital Amount" means a capital contribution in an amount equal to the amount specified in the related Series Supplement, representing a capital contribution from CenterPoint Houston.

     "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Director, Managing Officer, associate, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Retiring Trustee" means a Trustee that resigns or vacates the office of Trustee for any reason.

     "Sale Agreement" means the Sale Agreement for any Transition Property, in each case, between the Seller and the Issuer, as the same may be amended and supplemented from time to time.

     "Securities Intermediary" means Deutsche Bank Trust Company Americas, as securities intermediary, or its successor or any successor securities intermediary under the Indenture.

     "Seller" means CenterPoint Houston, or its successor, in its capacity as seller of the Transition Property to the Issuer pursuant to any Sale Agreement.

     "Semiannual Servicer's Certificate" means the statement prepared by the Servicer and delivered to the Trustee with respect to each Series of Transition Bonds on or prior to each Payment Date therefor, the form of which is attached hereto as Schedule 1.

     "Series" means any series of Transition Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, as specified in the Series Supplement therefor.

     "Series Final Maturity Date" means the Final Maturity Date for a Series.

     "Series Issuance Date" means, with respect to any Series, the date on which the Transition Bonds of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

     "Series Supplement" means a Supplemental Indenture that authorizes a particular Series of Transition Bonds.

     "Series Trust Estate" has the meaning specified in a Series Supplement for a particular Series of Transition Bonds.

     "Servicer" means CenterPoint Houston and each successor to or assignee of CenterPoint Houston, in its capacity as Servicer under the applicable Servicing Agreement for a Series of Transition Bonds.

     "Servicer Default" means an event specified in the applicable Servicing Agreement.

     "Servicing Agreement" means any Transition Property Servicing Agreement between the Issuer and the Servicer for the related Transition Property and acknowledged by the Trustee, as the same may be amended and supplemented from time to time.

     "Servicing Fee" means the fee payable by the Issuer to the Servicer on each Payment Date with respect to each Series of Transition Bonds in the amount to be specified in the applicable Servicing Agreement.

     "Standard & Poor's" or "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, or any successor thereto.

     "State" means any one of the 50 states of the United States of America or the District of Columbia.

     "Subsequent Sale" means the sale of Transition Property after the date hereof, subject to the satisfaction of the conditions specified in any Sale Agreement and the Indenture.

     "Subsequent Transfer Date" means any date on which a Subsequent Sale will be effective, specified in an Addition Notice.

     "Subsequent Transition Property" means Transition Property (identified in the related Bill of Sale) sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to a Sale Agreement.

     "Successor Servicer" means a successor Servicer appointed by the Trustee pursuant to the applicable Servicing Agreement which will succeed to all the rights and duties of the Servicer under the Servicing Agreement.

     "Supplemental Indenture" means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

     "Texas Electric Choice Plan" means the Act of May 21, 1999, 76th Leg. R.S. ch. 405, 1999 (codified at Texas Utilities Code Section 39.001 et seq.).

     "Tranche" means, with respect to any Series, any one of the classes of Transition Bonds of that Series, as specified in the Series Supplement for that Series.

     "Tranche Final Maturity Date" means the Final Maturity Date of a Tranche, as specified in the Series Supplement for the related Series.

     "Tranche Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.

     "Transition Bond" means any of the transition bonds issued by the Issuer pursuant to the Indenture and one or more Supplemental Indentures authorizing such Series and also has the meaning given such term in the Texas Electric Choice Plan, as applicable to such Series.

     "Transition Bond Balance" means, as of any date, the aggregate Outstanding Amount of all Series of Transition Bonds on such date.

     "Transition Bond Owner" means, with respect to a Book-Entry Transition Bond, the Person who is the beneficial owner of such Book-Entry Transition Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Transition Bond Register" has the meaning specified in Section 2.05 of the Indenture.

     "Transition Bond Registrar" means Deutsche Bank Trust Company Americas, in its capacity as keeper of the Transition Bond Register, or any other Person appointed to act in such capacity by the Issuer pursuant to Section 2.05 of the Indenture.

     "Transition Charge Adjustment Process" means the process by which Transition Charges are adjusted pursuant to the applicable Servicing Agreement and the Texas Electric Choice Plan.

     "Transition Charges" means the nonbypassable amounts to be charged for the use or availability of electric services, approved by the PUCT in the Financing Order to recover Qualified Costs, that may be collected by CenterPoint Houston, its successors, assignees or other collection agents as provided for in the Financing Order.

     "Transition Property" means the rights and interests of the Seller or its successor under any Financing Order once those rights are first transferred to the Issuer or pledged in connection with the issuance of the Transition Bonds, including the irrevocable right to impose, collect and receive through Transition Charges payable by retail electric customers within the Seller's certificated service area as it existed on May 1, 1999, an amount sufficient to cover the Qualified Costs of the Seller authorized in the Financing Order, the right to receive Transition Charges in amounts and at times sufficient to pay principal and interest and make other deposits in connection with the Transition Bonds and all revenues and collections resulting from Transition Charges, and all Subsequent Transition Property.

     "Trust Estate" means all Series Trust Estate securing all Transition Bonds issued under the Indenture.

     "Trust Indenture Act or TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     "Trustee" means Wilmington Trust Company, as trustee, or its successor or any successor Trustee under the Indenture.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

     "Underwriters" means the underwriters who purchase Transition Bonds of any Series or Tranche from the Issuer and sell such Transition Bonds in a public offering.

     "Underwriting Agreement" means any underwriting agreement entered into by the Issuer, CenterPoint Houston and the underwriters parties thereto in connection with the issuance of a separate Series of Transition Bonds in accordance with a Financing Order.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.